 SUMMIT MUTUAL FUNDS, INC.

Summit Pinnacle Series

STATEMENT OF ADDITIONAL INFORMATION

May 1, 200 ~~7~~ 8

~~(As Supplemented Effective December 1, 2007)~~

This Statement of Additional Information is not a prospectus.  Much of the information contained in this Statement of Additional Information ("SAI") expands upon subjects discussed in the Prospectus.  Accordingly, this Statement should be read in conjunction with the Prospectus, dated May 1, 2007 ~~(October 1, 2007 for the S&P MidCap 400 Index Portfolio Class F Prospectus and December 1, 2007 for the EAFE International Index Portfolio Class F Prospectus)~~ for Summit Mutual Funds, Inc. (the"Fund") and its Pinnacle series (the "Portfolios"), which may be obtained without charge by calling the Fund at 1-877-546-FUND (3863), or writing the Fund at 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202. The financial statements (and related notes and auditor's report) relating to the Portfolios that are included in the Fund's annual report dated December 31, 200 ~~6~~ 7 are incorporated by reference into this SAI.

Summit Mutual Funds, Inc. is an open-end management investment company. The Summit Pinnacle Series consists of the: Zenith Portfolio; Bond Portfolio; S&P 500 Index Portfolio; S&P MidCap 400 Index Portfolio; Balanced Index Portfolio; Nasdaq-100 Index Portfolio; Russell 2000 Small Cap Index Portfolio; EAFE International Index Portfolio; Lehman Aggregate Bond Index Portfolio; Inflation Protected Plus Portfolio; Lifestyle ETF Market Strategy Target Portfolio; Lifestyle ETF Market Strategy Conservative Portfolio; Lifestyle ETF Market Strategy Aggressive Portfolio; and Natural Resources Portfolio.

Table of Contents

Page

Investment Policies

 2

Money Market Instruments and Investment Techniques

 2

Certain Risk Factors Relating to High-Yield, High-Risk Bonds

14

Investments in Foreign Securities

14

Futures Contracts

20

Options

23

Lending Portfolio Securities

26

Pledging of Assets

26

Investment Restrictions

26

Disclosure of Portfolio Holdings

28

Portfolio Turnover

30

Management of the Fund

30

Directors and Officers

30

Investment Adviser

32

Administrator

33

Payment of Expenses

33

Advisory Fee

34

Investment Advisory Agreement

35

Investment Subadvisory Agreement

36

Service Agreement

36

Securities Activities of Adviser

36

Code of Ethics

36

Portfolio Managers

37

Determination of Net Asset Value

44

Purchase and Redemption of Shares

45

Taxes

45

Custodian, Transfer and Dividend Disbursing Agent

48

Portfolio Transactions and Brokerage

48

Distributor

49

General Information

50

Capital Stock

50

Voting Rights

51

Additional Information

52

Financial Statements

52

Appendix A: Proxy Voting Procedures

53

SMFI 515 Pinnacle SAI ~~12-07~~ 5-08

SUMMIT MUTUAL FUNDS, INC.

INVESTMENT POLICIES

The following specific policies supplement the Portfolios' investment strategies, policies and risks set forth in the Prospectus.

Money Market Instruments and Investment Techniques

Each Portfolio may invest in money market instruments whose characteristics are consistent with the Portfolio's investment program and are described below unless explicitly excluded in the text.

Small Bank Certificates of Deposit.  Each Portfolio may invest in certificates of deposit issued by commercial banks, savings banks, and savings and loan associations including those having assets of less than $1 billion, provided that the principal amount of such certificates is insured in full by the Federal Deposit Insurance Corporation ("FDIC").  The FDIC insures accounts up to $100,000, but any balance above such amount is not insured by the FDIC.

Repurchase Agreements.  A repurchase agreement is an instrument under which the purchaser (i.e., one of the Portfolios) acquires ownership of a security) and the seller (the "issuer" of the repurchase agreement) agrees, at the time of sale, to repurchase the obligation at a mutually agreed upon time and price, thereby determining the yield during the purchaser's holding period.  This results in a fixed rate of return insulated from market fluctuations during such period. Repurchase agreements usually are for short periods, normally under one week, and are considered to be loans under the Investment Company Act of 1940 (the "1940 Act").  A Portfolio will not enter into a repurchase agreement that does not provide for payment within seven days if, as a result, more than 10% of the value of each Portfolio's net assets would then be invested in such repurchase agreements and other illiquid securities.  A Portfolio will enter into a repurchase agreement only where:  (i) the underlying security is of the type (excluding maturity limitations) that the Portfolio's investment guidelines would allow it to purchase directly, either in normal circumstances or for temporary defensive purposes; (ii) the market value of the underlying security, including interest accrued, will at all times equal or exceed the value of the repurchase agreement; and (iii) payment for the underlying security is made only upon physical delivery or evidence of book-entry transfer to the account of the custodian or a bank acting as agent. Investments by a Portfolio in repurchase agreements may be substantial when, in the view of the Adviser, unusual market, liquidity, or other conditions warrant.

If the counterparty to a repurchase agreement defaults and does not repurchase the underlying security, the Portfolio might incur a loss if the value of the underlying security declines, and the Portfolio might incur disposition costs in liquidating the underlying security.  In addition, if the counterparty becomes involved in bankruptcy proceedings, the Portfolio may be delayed or prevented from obtaining the underlying security for its own purposes.  In order to minimize any such risk, the Portfolio will engage in repurchase agreements with only recognized securities dealers and banks determined to present minimal credit risk by the Adviser, under the direction and supervision of the Board of Directors.

Reverse Repurchase Agreements.  Each Portfolio (except Zenith and Bond Portfolios) may enter into reverse repurchase agreements.  Under a reverse repurchase agreement, a Portfolio transfers possession of a security to a financial institution in return for cash in an amount equal to a percentage of the security's market value and agrees to repurchase the security at a future date by repaying the cash with interest.  The Portfolio retains the right to receive interest and principal payments from the securities while they are in the possession of the financial institution.  While a reverse repurchase agreement is in effect, the custodian will

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segregate from other Portfolio assets an amount of cash or liquid high quality debt obligations equal in value to the repurchase price (including any accrued interest).

U.S. Government Obligations.  Securities issued and guaranteed as to principal and interest by the United States Government include a variety of Treasury securities, which differ in their interest rates, maturities and times of issuance.  Treasury bills have a maturity of one year or less.  Treasury notes have maturities of one to ten years at the time they are issued, and Treasury bonds generally have a maturity of greater than ten years at the time they are issued.

Inflation Indexed Securities.  The Portfolios may invest in inflation-indexed bonds without restriction.  Inflation indexed securities are fixed income securities whose principal value is periodically adjusted based on the rate of inflation. The U.S. Treasury and other issuers use a structure that adjusts the principal value of the bond based on the rate of inflation. Other issuers adjust the semiannual coupon payment of interest using an inflation adjustment.

Inflation-indexed securities currently issued by the U.S. Treasury have maturities of five, ten or thirty years. However, it is possible that securities with other maturities may be issued. Inflation ~~indexed  securities~~ indexed securities pay ~~.~~ , on a semi-annual basis, interest equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months were 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole years' inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi- annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate.

The Portfolios may also invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between current stated (or nominal) interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. Conversely, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

Adjustments for U.S. inflation-indexed bonds are based on the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Government Agency Securities.  Government agency securities that are permissible investments consist of securities issued or guaranteed by agencies or instrumentalities of the United States Government.  Agencies of the United States Government which issue or guarantee obligations include, among others, Export-Import Banks of the United States, Farmers Home Administration, Federal Housing Administration, Government National Mortgage Association ("GNMA"), Maritime Administration, Small Business Administration and The Tennessee Valley Authority.  Obligations of instrumentalities of the United States Government include securities issued or guaranteed by, among others, the Federal National Mortgage Association ("FNMA"), Federal Home Loan Banks, Federal Home Loan Mortgage Corporation ("FHLMC"), Federal Intermediate Credit Banks, Banks for Cooperatives, and the U.S. Postal Service.  Some of these securities, such as those guaranteed by GNMA, are supported by the full faith and credit of the U.S. Treasury; others, such as those issued by The Tennessee Valley Authority, are supported by the right of the issuer to borrow from the Treasury; while still others, such as those issued by the Federal Land Banks, are supported only by the credit of the instrumentality.  A Portfolio's primary usage of these types of securities will be GNMA certificates and FNMA and FHLMC mortgage-backed obligations which are discussed in more detail below.

Certificates of Deposit.  Certificates of deposit are generally short-term, interest-bearing negotiable certificates issued by banks or savings and loan associations against funds deposited in the issuing institution.

Time Deposits.  Time Deposits are deposits in a bank or other financial institution for a specified period of time at a fixed interest rate for which a negotiable certificate is not received.

Bankers' Acceptance.  A bankers' acceptance is a time draft drawn on a commercial bank by a borrower usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods).  The borrower is liable for payment as well as the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date.  Most acceptances have maturities of six months or less and are traded in secondary markets prior to maturity.

Commercial Paper.  Commercial paper refers to short-term, unsecured promissory notes issued by corporations to finance short-term credit needs.  Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months.

Corporate Debt Securities.  Corporate debt securities with a remaining maturity of less than one year tend to be extremely liquid and are traded as money market securities.  Such issues with between one and two years remaining to maturity tend to have greater liquidity and considerably less volatility than longer-term issues.

When-issued and Delayed-delivery Securities.  From time to time, in the ordinary course of business, each Portfolio may purchase securities on a when-issued or delayed-delivery basis, i.e., delivery and payment can take place a month or more after the date of the transactions.  Securities so purchased are subject to market fluctuation and no interest accrues to the purchaser during this period.  At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed-delivery basis, the Portfolio will record the transaction and thereafter reflect the value, each day, of such security in determining the net asset value of such Portfolio.  At the time of delivery of the securities, the value may be more or less than the purchase price.  Each Portfolio will segregate cash or cash equivalents or other Portfolio securities equal in value to commitments for such when-issued or delayed-delivery securities.

Structured Notes.  The three Lifestyle ETF Market Strategy Portfolios and the Natural Resources Portfolio may each invest up to 10% of its total assets in structured notes.  Structured notes are derivative debt securities whose interest rate or principal is determined by a factor that is not associated with the issue. These factors may reference the value of one or more unrelated equity or fixed income securities (including an index), interest rates or commodities.  Structured securities may include terms providing that, in certain circumstances, no principal is due at maturity.  Such terms may result in a substantial loss of invested capital. Structured notes may be positively or negatively indexed. As a consequence, the appreciation of the reference factor may produce a significant increase or a decrease in the interest rate or the value of the security at maturity because the adjustment may be calculated as a specified multiple of the change in the value of the reference; therefore, the value of such security may be very volatile. These securities may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the referenced factor. Structured securities may also be more volatile, less liquid, and more difficult to accurately price than less complex securities or more traditional debt securities. To the extent a Portfolio invests in these securities, however, the Adviser analyzes them in its overall assessment of the effective duration of the Portfolio's portfolio in an effort to monitor the Portfolio's interest rate risk.

Asset-Backed Securities.  Each Portfolio, except the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio, the EAFE International Index Portfolio, the three Lifestyle ETF Market Strategy Portfolios and the Natural Resources Portfolio may invest in asset-backed securities. Asset-backed securities may be classified either as pass-through certificates or collateralized obligations.  Pass-through certificates are asset-backed securities that represent an undivided fractional ownership interest in an underlying pool of assets.  Asset-backed securities issued in the form of debt instruments, also known as collateralized obligations, are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt.  Asset-backed securities may be of short maturity, such as commercial paper, or longer, such as bonds, and may be issued with only one class of security or have more than one class with some classes having rights to payments on the asset-backed security subordinate to the rights of the other classes.  These subordinated classes will take the risk of default before the classes to which they are subordinated.

The Balanced Index Portfolio, Lehman Aggregate Bond Index Portfolio, Zenith Portfolio and Bond Portfolio may invest without limitation, and the Inflation Protected Plus Portfolio may invest up to 20% of its total assets, in asset-backed securities whose characteristics are consistent with the Portfolio's investment program and are not further limited below.  The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the security is insulated from the credit risk of the originator of the debt obligations or any other affiliated entities and the amount and quality of any credit support provided to the securities.  The rate of principal payment on asset-backed securities generally depends on the rate of principal payments received on the underlying assets which in turn may be affected by a variety of economic and other factors.  As a result, the yield on any asset-backed security is difficult to predict with precision and actual yield to maturity may be more or less than the anticipated yield to maturity.  In addition, for asset-backed securities purchased at a premium, the premium may be lost in the event of early pre-payment which may result in a loss to the Portfolio.

Pass-through certificates usually provide for payments of principal and interest received to be passed through to their holders, usually after deduction for certain costs and expenses incurred in administering the pool.  Because pass-through certificates represent an ownership interest in the underlying assets, the holders thereof bear directly the risk of any defaults by the obligors on the underlying assets not covered by any credit support.  See "Types of Credit Support" below.

Collateralized obligations are most often trade, credit card or automobile receivables.  The assets collateralizing such asset-backed securities are pledged to a trustee or custodian for the benefit of the holders thereof.  Such issuers generally hold no assets other than those underlying the asset-backed

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securities and any credit support provided.  As a result, although payments on such asset-backed securities are obligations of the issuers, in the event of defaults on the underlying assets not covered by any credit support (see "Types of Credit Support" below), the issuing entities are unlikely to have sufficient assets to satisfy their obligations on the related asset-backed securities.

Mortgage-Backed Securities.  Each Portfolio, except the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio, the EAFE International Index Portfolio, the three Lifestyle ETF Market Strategy Portfolios and the Natural Resources Portfolio may invest in mortgage-backed securities.  Mortgage-backed securities are securities representing interests in a pool of mortgages. Principal and interest payments made on the mortgages in the underlying mortgage pool are passed through to the Portfolio.  The Balanced Index Portfolio, Lehman Aggregate Bond Index Portfolio, Zenith Portfolio and Bond Portfolio may invest without limitation, and the Inflation Protected Plus Portfolio may invest up to 20% of its total assets, in mortgage-backed securities whose characteristics are consistent with the Portfolio's investment program and are not further limited below.  The actual prepayment experience of a pool of mortgage loans or other obligations may cause the yield realized by the Portfolio to differ from the yield calculated on the basis of the average life of the pool.  (When a mortgage in the underlying mortgage pool is prepaid, an unscheduled principal prepayment is passed through to the Portfolio.  This principal is returned to the Portfolio at par.  As a result, if a mortgage security were trading at a premium, its total return would be lowered by prepayments, and if a mortgage security were trading at a discount, its total return would be increased by prepayments.)  The value of these securities also may change because of changes in the market's perception of the creditworthiness of the federal agency that issued them.  The mortgage securities market in general may be adversely affected by changes in governmental regulation or tax policies.  In addition, for mortgage-backed securities purchased at a premium, the premium may be lost in the event of early prepayment which may result in a loss to the Portfolio.

Methods of Allocating Cash Flows.  While many asset-backed securities are issued with only one class of security, many asset-backed securities are issued in more than one class, each with different payment terms.  Multiple class asset-backed securities are issued for two main reasons.  First, multiple classes may be used as a method of providing credit support.  This is accomplished typically through creation of one or more classes whose right to payments on the asset-backed security is made subordinate to the right to such payments of the remaining class or classes.  See "Types of Credit Support."  Second, multiple classes may permit the issuance of securities with payment terms, interest rates or other characteristics differing both from those of each other and from those of the underlying assets.  Examples include so-called "strips" (asset-backed securities entitling the holder to disproportionate interests with respect to the allocation of interest and principal of the assets backing the security), and securities with class or classes having characteristics, such as floating interest rates (i.e., interest rates which adjust as a specified benchmark changes) or scheduled amortization of principal, that mimic the characteristics of non-asset-backed securities.

Asset-backed securities in which the payment streams on the underlying assets are allocated in a manner different than those described above may be issued in the future.  A Portfolio may invest in such asset-backed securities if such investment is otherwise consistent with its investment objective and policies and with the investment restrictions of the Portfolio.

Types of Credit Support.  Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties.  To lessen the effect of failures by obligors on underlying assets to make payments, such securities may contain elements of credit support.  Such credit support falls into two classes:  liquidity protection and protection against ultimate default by an obligor on the underlying assets.  Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion.  Protection against ultimate default ensures ultimate payment of the obligations on at least a portion of the assets in the pool.  Such protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, various means of structuring the transaction, or through a combination of such approaches.  Examples of asset-backed securities with credit support arising out of the structure of the transaction include "senior-subordinated securities" (multiple class asset-backed securities with certain classes subordinate to other classes as to the payment of principal thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class) and asset-backed securities that have "reserve funds" (where cash or investments, sometimes funded from a portion of the initiating payments on the underlying assets, are held in reserve against future losses) or that have been "over-collateralized" (where the scheduled payments on, or the principal amount of, the underlying assets substantially exceeds that required to make payment of the asset-backed securities and pay any servicing or other fees).  The degree of credit support provided on each issue is based generally on historical information respecting the level of credit risk associated with such payments.  Delinquency or loss in excess of that anticipated could adversely affect the return on an investment in an asset-backed security.

Automobile Receivable Securities.  Each Portfolio, except the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio, the EAFE International Index Portfolio, the three Lifestyle ETF Market Strategy Portfolios and the Natural Resources  Portfolio may invest in automobile receivable securities.  Automobile receivable securities are asset-backed securities backed by receivables from motor vehicle installment sales contracts or installment loans secured by motor vehicles ("Automobile Receivable Securities").  Because installment sales contracts for motor vehicles or installment loans related thereto ("Automobile Contracts") typically have shorter durations and lower incidences of prepayment, Automobile Receivable Securities generally will exhibit a shorter average life and are less susceptible to prepayment risk.

Most entities that issue Automobile Receivable Securities create an enforceable interest in their respective Automobile Contracts only by filing a financing statement and by having the servicer of the Automobile Contracts, which is usually the originator of the Automobile Contracts, take custody thereof.  In such circumstances, if the servicer of the Automobile Contracts were to sell the same Automobile Contracts to another party, in violation of its obligation not to do so, there is a risk that such party could acquire an interest in the Automobile Contracts superior to that of the holders of Automobile Receivable Securities.  Also, although most Automobile Contracts grant a security interest in the motor vehicle being financed, in most states the security interest in a motor vehicle must be noted on the certificate of title to create an enforceable security interest against competing claims of other parties.  Due to the large number of vehicles involved, however, the certificate of title to each vehicle financed, pursuant to the Automobile Contracts underlying the Automobile Receivable Security, usually is not amended to reflect the assignment of the seller's security interest for the benefit of the holders of the Automobile Receivable Securities.  Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on the securities.  In addition, various state and federal laws give the motor vehicle owner the right to assert against the holder of the owner's Automobile Contract certain defenses such owner would have against the seller of the motor vehicle.  The assertion of such defenses could reduce payments on the Automobile Receivable Securities.

Credit Card Receivable Securities.  Each Portfolio, except the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio, the EAFE International Index Portfolio, the three Lifestyle ETF Market Strategy Portfolios and the Natural Resources Portfolio also may invest in credit card receivable securities.  Credit card receivable securities are asset-backed securities backed by receivables from revolving credit card agreements ("Credit Card Receivable Securities").  Credit balances on revolving credit card agreements ("Accounts") are generally paid down more rapidly than are Automobile Contracts.  Most of the Credit Card Receivable Securities issued publicly to date have been pass-through certificates.  In order to lengthen the maturity of Credit Card Receivable Securities, most such securities provide for a fixed period during which only interest payments on the underlying Accounts are passed through to the security holder, while principal payments received on such Accounts are used to fund the transfer to the pool of assets supporting the related Credit Card Receivable Securities of additional credit card charges made on an Account.  The initial fixed period

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usually may be shortened upon the occurrence of specified events which signal a potential deterioration in the quality of the assets backing the security, such as the imposition of a cap on interest rates.  The ability of the issuer to extend the life of an issue of Credit Card Receivable Securities thus depends upon the continued generation of additional principal amounts in the underlying accounts during the initial period and the non-occurrence of specified events.  An acceleration in cardholders' payment rates or any other event which shortens the period during which additional credit card charges on an Account may be transferred to the pool of assets supporting the related Credit Card Receivable Security could shorten the weighted average life and yield of the Credit Card Receivable Security.

Credit cardholders are entitled to the protection of a number of state and federal consumer credit laws, many of which give such holder the right to set off certain amounts against balances owed on the credit card, thereby reducing amounts paid on Accounts.  In addition, unlike most other asset-backed securities, Accounts are unsecured obligations of the cardholder.

Other Assets.  The Adviser anticipates that asset-backed securities backed by assets other than those described above will be issued in the future.  Each Portfolio, except the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio, the EAFE International Index Portfolio, the three Lifestyle ETF Market Strategy Portfolios and the Natural Resources Portfolio may invest in such securities in the future if such investment is otherwise consistent with its investment objective, policies and restrictions.  There are, of course, other types of securities that are, or may become, available, which are similar to the foregoing.

GNMA Certificates.  GNMA certificates are mortgage-backed securities representing part ownership of a pool of mortgage loans on which timely payment of interest and principal is guaranteed by the full faith and credit of the U.S. government. GNMA certificates differ from typical bonds because principal is repaid monthly over the term of the loan rather than returned in a lump sum at maturity. Because both interest and principal payments (including prepayments) on the underlying mortgage loans are passed through to the holder of the certificate, GNMA certificates are called "pass-through" securities.

Although the mortgage loans in the pool have maturities of up to 30 years, the actual average life of the GNMA certificates typically will be substantially less because the mortgages are subject to normal principal amortization and may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in market interest rates. In periods of falling interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of the GNMA certificates. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the actual average life of the GNMA certificates. Accordingly, it is not possible to predict accurately the average life of a particular pool. Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates. Due to the prepayment feature and the need to reinvest prepayments of principal at current rates, GNMA certificates can be less effective than typical bonds of similar maturities at "locking-in" yields during periods of declining interest rates, although they may have comparable risks of decline in value during periods of rising interest rates.

FNMA and FHLMC Mortgage-Backed Obligations.  FNMA, a federally chartered and privately owned corporation, issues pass-through securities representing an interest in a pool of conventional mortgage loans. FNMA guarantees the timely payment of principal and interest but this guarantee is not backed by the full faith and credit of the U.S. government. FHLMC, a corporate instrumentality of the United States, issues participation certificates that represent an interest in a pool of conventional mortgage loans. FHLMC guarantees the timely payment of interest and the ultimate collection of principal and maintains reserves to protect holders against losses due to default, but the certificates are not backed by the full faith and credit of the U.S. government. As is the case with GNMA certificates, the actual maturity of and realized yield on particular FNMA and FHLMC pass-through securities will vary based on the prepayment experience of the underlying pool of mortgages.

Mortgage-Related Securities.  Each Portfolio, except the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio, the EAFE International Index Portfolio, the three Lifestyle ETF Market Strategy Portfolios and the Natural Resources  Portfolio may invest in collateralized mortgage obligations ("CMOs"), and the Inflation Protected Plus Portfolio may invest up to 20% of its assets in CMOs or mortgage-backed bonds.  CMOs and mortgage-backed bonds are issued by financial institutions such as commercial banks, savings and loan associations, mortgage banks and securities broker-dealers (or affiliates of such institutions established to issue these securities). CMOs are obligations fully collateralized directly or indirectly by a pool of mortgages on which payments of principal and interest are dedicated to payment of principal and interest on the CMOs. Payments on the underlying mortgages (both interest and principal) are passed through to the holders, although not necessarily on a pro rata basis, on the same schedule as they are received. Mortgage-backed bonds are general obligations of the issuer fully collateralized directly or indirectly by a pool of mortgages. The mortgages serve as collateral for the issuer's payment obligations on the bonds, but interest and principal payments on the mortgages are not passed through either directly (as with GNMA certificates and FNMA and FHLMC pass-through securities) or on a modified basis (as with CMOs). Accordingly, a change in the rate of prepayments on the pool of mortgages could change the effective maturity of a CMO but not that of a mortgage-backed bond (although, like many bonds, mortgage-backed bonds may be callable by the issuer prior to maturity).

Each Portfolio, except the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio, the EAFE International Index Portfolio, the three Lifestyle ETF Market Strategy Portfolios and the Natural Resources  Portfolio may also invest in a variety of more risky CMOs, including interest only ("IOs"), principal only ("POs"), inverse floaters, or a combination of these securities.  Stripped mortgage-backed securities ("SMBS") are usually structured with several classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A common type of SMBS will have one class receiving all of the interest from the mortgage assets (an IO), while the other class will receive all of the principal (a PO). However, in some instances, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. If the underlying mortgage assets experience greater-than-anticipated or less-than-anticipated prepayments of principal, the Portfolio may fail to fully recoup its initial investment or obtain its initially assumed yield on some of these securities. The market value of the class consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on classes of SMBS that have more uncertain timing of cash flows are generally higher than prevailing market yields on other mortgage-backed securities because there is a greater risk that the initial investment will not be fully recouped or received as planned over time.

Each Portfolio, except the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio, the EAFE International Index Portfolio, the three Lifestyle ETF Market Strategy Portfolios and the Natural Resources  Portfolio may invest in another CMO class known as leveraged inverse floating rate debt instruments ("inverse floaters"). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest.  The higher degree of leverage inherent in inverse floaters is associated with greater volatility in their market values. Accordingly, the duration of an inverse floater may exceed its stated final maturity.

The staff of the Securities and Exchange Commission ("SEC") has taken the position that IOs and POs, other than government-issued IOs or POs backed by fixed-rate mortgages, should be treated as illiquid securities. Furthermore, each Portfolio limits investments in more risky CMOs (IOs, POs, inverse floaters) to no more than 5% of its total assets. The Portfolios will treat non-government-issued IOs and POs not backed by fixed-rate mortgages as illiquid unless and until the SEC modifies its position.  Under the SEC  staff's position, the determination of whether a particular government-issued IO and PO backed by fixed-rate mortgages is liquid may be made on a case by case basis under guidelines and standards established by

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the Board of Directors.  The Board of Directors has delegated to the Adviser the authority to determine the liquidity of these investments based on the following criteria:  the type of issuer; type of collateral, including age and prepayment characteristics; rate of interest on coupon relative to current market rates and the effect of the rate on the potential for prepayments; complexity of the issue's structure, including the number of tranches; size of the issue and the number of dealers who make a market in the IO or PO.

Zero-Coupon and Pay-In-Kind Bonds.  Each Portfolio, except the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio, the EAFE International Index Portfolio, the three Lifestyle ETF Market Strategy Portfolios and the Natural Resources  Portfolio may invest in zero-coupon bonds, and the Inflation Protected Plus Portfolio may invest up to 20% of its assets in zero-coupon bonds. A zero-coupon bond is a security that has no cash coupon payments.  Instead, the issuer sells the security at a substantial discount from its maturity value.  The interest received by the investor from holding this security to maturity is the difference between the maturity value and the purchase price.  The advantage to the investor is that reinvestment risk of the income received during the life of the bond is eliminated.  However, zero-coupon bonds, like other bonds, retain interest rate and credit risk and usually display more price volatility than those securities that pay a cash coupon.  Because there are no periodic interest payments made to the holder of a zero-coupon security, when interest rates rise, the value of such a security will fall more dramatically than a bond paying out interest on a current basis.  When interest rates fall, however, zero-coupon securities rise more rapidly in value because the bonds have locked in a specific rate of return which becomes more attractive the further interest rates fall.

Each Portfolio, except the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio, the EAFE International Index Portfolio, the three Lifestyle ETF Market Strategy Portfolios and the Natural Resources  Portfolio may invest in payment-in-kind bonds, and the Portfolio also may invest in pay-in-kind bonds. Payment-in-kind ("PIK") bonds are securities that pay interest in either cash or additional securities, at the issuer's option, for a specified period.  PIKs, like zero-coupon bonds, are designed to give an issuer flexibility in managing cash flow.  PIK bonds can be either senior or subordinated debt and trade flat (i.e., without accrued interest).  The price of PIK bonds is expected to reflect the market value of the underlying debt plus an amount representing accrued interest since the last payment.  PIKs are usually less volatile than zero-coupon bonds, but more volatile than securities paid in cash.

Convertible Bonds. Each Portfolio, except the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio, the EAFE International Index Portfolio, the three Lifestyle ETF Market Strategy Portfolios and the Natural Resources  Portfolio may invest in convertible bonds, and the Inflation Protected Plus Portfolio may invest up to 20% of its total assets in convertible bonds.  Convertible bonds are debt instruments convertible into equity of the issuing company at certain times in the future and according to a certain exchange ratio.  Typically, convertible bonds are callable by the issuing company, which may, in effect, force conversion before the holder would otherwise choose.

Equity Securities.  The Zenith Portfolio, the three Lifestyle ETF Market Strategy Portfolios, the Natural Resources Portfolio, the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio, and the EAFE International Index Portfolio may invest in equity securities without restriction.  The Bond Portfolio may invest up to 25% of its assets in equities. The Inflation Protected Plus Portfolio may retain up to 10% of its assets in equities that were acquired as part of conversion transaction involving the portfolio's fixed income securities. The Lehman Aggregate Bond Index Portfolio may not invest in equity securities. The Balanced Index Portfolio generally invests approximately 60% of its assets in equity securities.

Acquired Funds and Notes.  The three Lifestyle ETF Market Strategy Portfolios and the Natural Resources Portfolio will invest in exchange traded funds (ETFs) and other types of investment companies, funds and trusts, such as open-end mutual funds, unit investment trusts, closed-end funds, grantor trusts, and REITS – real estate investment trusts (collectively with ETFs, the "Acquired Funds").  The Natural Resources Portfolio will also invest in exchange traded notes (ETNs). Any Index-based Portfolio may invest in shares of an exchange traded fund or unit investment trust ("UIT"), which is currently in existence or is created in the future, that is designed to track the performance of the Portfolio's underlying Index. All Portfolios will use shares of money market mutual funds for short-term cash management and sweep investments. These Acquired Funds and Notes may track a securities or commodities index or a basket of securities or commodities or provide a diversified portfolio of short-term cash equivalent investments. In addition to a Portfolio's operating expenses, investors will indirectly pay a proportionate share of the operating expenses of the ETFs and Acquired Funds and Notes. Thus, the expenses paid by an investor will be higher than if such investor had invested directly in the ETFs and Acquired Funds and Notes.

Exchange Traded Funds.  ETFs are passive funds that track their related index and have the flexibility of trading like a security. They are managed by professionals and provide the investor with diversification, cost and tax efficiency, liquidity, marginability, are useful for hedging, have the ability to go long and short, and some provide quarterly dividends. Additionally, ETFs are unit investment trusts (UITs) that have two markets. The primary market is where institutions swap "creation units" in block-multiples of 50,000 shares for in-kind securities and cash in the form of dividends. The secondary market is where individual investors can trade as little as a single share during trading hours on the exchange. This is different from open-ended mutual funds that are traded after hours once the net asset value (NAV) is calculated. ETFs share many similar risks with open-end and closed-end funds as discussed in the following paragraphs.

Exchange Traded Notes.  ETNs generally are senior, unsecured, unsubordinated debt securities issued by a sponsor.  They are designed to provide investors a different way to gain exposure to the returns of market benchmarks, particularly those in the natural resource and commodity markets.  ETNs are not equity investments or investment companies, but they do share some characteristic with those investment vehicles.  As with equities, ETNs can be shorted, and as with ETFs and index funds, they are designed to track the total return performance of a benchmark index.  Like ETFs, ETNs are traded on an exchange and can be bought and sold on the listed exchange.  Additionally, recent private letter rulings by the Internal Revenue Service have indicated that a regulated investment company (RIC) can rely on favorable treatment concerning whether ETNs that track commodity indices generate qualifying income under Section 851(b)(2).

Open-end Investment Companies (Mutual Funds).  The 1940 Act generally provides that an underlying fund whose shares are purchased by a Portfolio will be obligated to redeem shares held by the Portfolio only in an amount up to 1% of the underlying fund's outstanding securities during any period of less than 30 days. Shares held by a Portfolio in excess of 1% of an underlying fund's outstanding securities therefore, will generally be considered illiquid securities, which, together with other such securities, may not exceed 15% of a Portfolio's assets.  In some cases deemed appropriate by the Adviser or the Board of Directors, shares held by a Portfolio in excess of 1% of an underlying fund's outstanding securities will be considered readily marketable securities (for example, exchange traded funds which are registered as open-end investment companies but listed on an exchange).

Under certain circumstances an underlying fund may determine to make payment of a redemption by a Portfolio wholly or partly by a distribution in kind of securities from its portfolio, in lieu of cash, in conformity with the rules of the SEC. In such cases, a Portfolio may hold securities distributed by an underlying fund until the Adviser determines that it is appropriate to dispose of such securities.

Investment decisions by the investment advisers of the underlying funds are made independently of the Portfolios and the Adviser. Therefore, the investment adviser of one underlying fund may be purchasing shares of the same issuer whose shares are being sold by the investment adviser of another such fund. The result of this would be an indirect expense to a Portfolio without accomplishing any investment purpose.

Closed-end Investment Companies.  The Portfolios may invest their assets in "closed-end" investment companies (or "closed-end funds"), subject to the investment restrictions set forth below. The Portfolios, together with any company or companies controlled by the Portfolios, and any other investment companies having the Adviser as an investment adviser, may purchase in the aggregate only up to 3% of the total outstanding voting stock of any closed-end fund. Shares of closed-end funds are typically offered to the public in a one-time initial public offering by a group of underwriters who retain a spread or underwriting commission of between 4% or 6% of the initial public offering price. Such securities are then listed for trading on an exchange and, in some cases, may be traded in over-the-counter markets. Because shares of closed-end funds generally cannot be redeemed upon demand to the issuer like the shares of an open-end investment company (such as a mutual fund), investors buy and sell shares of closed-end funds in the secondary market.

A Portfolio generally will purchase shares of closed-end funds only in the secondary market. A Portfolio will incur normal brokerage costs on such purchases similar to the expenses a Portfolio would incur for the purchase of securities of any other type of issuer in the secondary market. A Portfolio may, however, also purchase securities of a closed-end fund in an initial public offering when, in the opinion of the Adviser, based on a consideration of the nature of the closed-end fund's proposed investments, the prevailing market conditions and the level of demand for such securities, they represent an attractive investment opportunity consistent with the investment objectives of the Portfolio. The initial offering price typically will include a dealer spread, which may be higher than the applicable brokerage cost if a Portfolio purchased such securities in the secondary market.

After their initial public offering, the shares of many closed-end funds frequently trade at a price per share, that is less than the net asset value per share, the difference representing the "market discount" of such shares. A market discount may be due in part to the investment objective of long-term appreciation sought by many closed-end funds, as well as to the fact that the shares of closed-end funds are not redeemable by the holder upon demand to the issuer at the next determined net asset value but rather are subject to the principles of supply and demand in the secondary market. A relative lack of secondary market purchasers of closed-end fund shares also may contribute to a market discount.

A Portfolio may invest in shares of closed-end funds that are trading at a discount to net asset value or at a premium to net asset value. There can be no assurance that the market discount on shares of any closed-end fund purchased by a Portfolio will ever decrease. In fact, it is possible that this market discount may increase and a Portfolio may suffer realized or unrealized capital losses due to further decline in the market price of the securities of such closed-end funds, thereby adversely affecting the net asset value of a Portfolio's shares. Similarly, there can be no assurance that any shares of a closed-end fund purchased by a Portfolio at a premium will continue to trade at a premium or that the premium will not decrease subsequent to a purchase of such shares by a Portfolio.

Closed-end funds may issue senior securities (including preferred stock and debt obligations) for the purpose of leveraging the closed-end fund's common shares in an attempt to enhance the current return to such closed-end fund's common shareholders. A Portfolio's investment in the common shares of closed-end funds that are financially leveraged may create an opportunity for greater total return on its investment, but at the same time may be expected to exhibit more volatility in market price and net asset value than an investment in shares of investment companies without a leveraged capital structure.

The Portfolios generally expect to purchase shares of Acquired Funds through broker-dealers in transactions on a securities exchange, and in such cases the Portfolios will pay customary brokerage commissions for each purchase and sale. Shares of an Acquired Fund may also be acquired by depositing a specified portfolio of an ETF's underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit, with the ETF's custodian, in exchange for which the ETF will issue a quantity of new shares sometimes referred to as a

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"creation unit." Similarly, shares of an ETF purchased on an exchange may be accumulated until they represent a creation unit, and the creation unit may redeemed in kind for a portfolio of the underlying securities (based on the ETF's net asset value) together with a cash payment generally equal to accumulated dividends as of the date of redemption. The Portfolios may redeem creation units for the underlying securities (and any applicable cash), and may assemble a portfolio of the underlying securities (and any required cash) to purchase creation units, if the Adviser believes it is in a Portfolio's interest to do so. The Portfolios' ability to redeem creation units may be limited by the 1940 Act, which provides that ETFs are not obligated to redeem shares held by mutual funds, including the Portfolios, in an amount exceeding one percent of the ETF's total outstanding securities during any period of less than 30 days.

There is a risk that an Acquired Fund in which a Portfolio invests may terminate due to extraordinary events. For example, any of the service providers to the Acquired Fund, such as the trustee or sponsor, may close or otherwise fail to perform their obligations, and the Acquired Fund may not be able to find a substitute service provider. An Acquired Fund may be dependent upon licenses to use an index as a basis for determining its composition and/or otherwise to use certain trade names. If these licenses are terminated, the Acquired Fund may also terminate. In addition, an Acquired Fund may terminate if its net assets fall below a certain amount.

Although the Portfolios believe that, in the event of the termination of an Acquired Fund, they will be able to invest instead in shares of an alternate Acquired Fund tracking the same market index or another index covering the same general market, there can be no assurance that shares of a suitable alternate would be available for investment at that time. If a Portfolio is unable to identify a satisfactory alternative to provide exposure to a target investment class or sector, the Adviser may allocate assets to an indexed or managed fund that is not an ETF until such time, if ever, that an ETF is available.  The Adviser may use a fund in the Summit Mutual Funds family for these purposes, subject to applicable legal limits and conditions.

Limitations on Investing in Other Investment Companies.  Generally, under the 1940 Act, a Portfolio may not acquire shares of another investment company (including Acquired Funds that are investment companies) if, immediately after such acquisition, (i) such Portfolio would hold more than 3% of the investment company's total outstanding shares, (ii) if such Portfolio's investment in securities of the investment company would be more than 5% of the value of the total assets of the Portfolio, or (iii) if more than 10% of such Portfolio's total assets would be invested in investment companies. The SEC has promulgated exceptions to certain of these limits and has adopted rules that address the ability of the Portfolios to invest in shares of an investment company. A Portfolio's ability to invest in Acquired Funds may be restricted unless the Portfolio qualifies for exceptions to certain of these limits

To the extent the 1940 Act limitations apply to an Acquired Fund, such limitations may prevent a Portfolio from allocating its investments in the manner that the Adviser considers optimal, or cause the Adviser to select a similar index or a basket of stocks (a group of securities related by index or sector that are pre-selected by, and made available through, certain brokers) ("Stock Baskets") providing similar exposure as an alternative. The Portfolios may also invest in Stock Baskets when the Adviser believes they represent more attractive opportunities than comparable Acquired Funds.

Private Placements (Restricted Securities).  Each Portfolio other than the S&P 500 Index Portfolio, the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio, the Nasdaq-100 Index Portfolio and the EAFE International Index Portfolio may invest up to 10% of its total assets in securities, including restricted securities (privately-placed debt securities), that are not readily marketable.

Certain restricted securities may be sold only in privately negotiated transactions or in a public offering with respect to which a registration statement is in effect under the Securities Act of 1933, as amended (the "1933 Act").  Where registration is required, a Portfolio may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement.  If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell.  Restricted securities without readily available market quotations will be valued at fair value as determined in good faith in accordance with procedures adopted by the Board of Directors.

Some restricted securities are eligible for purchase and sale under Rule 144A under the 1933 Act.  Rule 144A permits certain qualified institutional buyers, such as the Portfolios, to trade in privately-placed securities even though such securities are not registered under the 1933 Act.  Securities purchased under Rule 144A, although restricted, may nevertheless be liquid, and the Adviser, under the supervision of the Directors, will make this determination on a case-by-case basis.  In making this determination, the Adviser or applicable subadviser will consider the trading markets for the specific security, taking into account the unregistered nature of a Rule 144A security.  In addition, the Adviser or applicable subadviser could consider the:  (i) frequency of trades and quotes; (ii) number of dealers and potential purchasers; (iii) dealer undertakings to make a market; and (iv) nature of the security and of marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the amount of a Portfolio's assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase such securities.

Certain Risk Factors Relating to High-Yield, High-Risk Bonds

The descriptions below are intended to supplement the material in the Prospectus regarding high-yield, high-risk bonds.

Sensitivity to Interest Rates and Economic Changes.  High-yield bonds are very sensitive to adverse economic changes and corporate developments and their yields will fluctuate over time.  During an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations, to meet projected business goals, and to obtain additional financing.  If the issuer of a bond defaults on its obligation to pay interest or principal or enters into bankruptcy proceedings, a Portfolio could incur losses or expenses in seeking recovery of amounts owed to it.  In addition, periods of economic uncertainty and changes can be expected to result in increased volatility of market prices of high-yield bonds and a Portfolio's net asset value.

Payment Expectations.  High-yield bonds may contain redemption or call provisions.  If an issuer exercised these provisions in a declining interest rate market, the Portfolio would have to replace the security with a lower-yielding security, resulting in a decreased return for investors.  Conversely, a high-yield bond's value will decrease in a rising interest rate market.  If a Portfolio experiences unexpected net redemptions, it may be forced to sell high-yield bonds without regard to their investment merits, thereby decreasing the asset base upon which expenses can be spread and possibly reducing the Portfolio's rate of return.

Liquidity and Valuation.  There may be little trading in the secondary market for particular bonds, which may affect adversely a Portfolio's ability to value accurately or dispose of such bonds.  Adverse publicity  and investor perceptions, whether or not based on fundamental analysis, may decrease the value or liquidity of high-yield bonds, especially in a thin market.

Investments in Foreign Securities

The economies, markets, and political structures of a number of the countries in which the certain of the Portfolios can invest either directly or through an underlying fund do not compare favorably with the U.S. and other mature economies in terms of wealth and stability.  Therefore, investments in these countries are riskier and more volatile.  This is particularly true for investments in emerging markets.

Some economies are less well developed, overly reliant on particular industries, or more vulnerable to the ebb and flow of international trade, trade barriers, and other protectionist or retaliatory measures.  Some countries have histories of political instability and upheaval that could cause their governments to act in a

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detrimental or hostile manner toward private enterprise or foreign investment.  Actions such as nationalizing a company or industry, expropriating assets, or imposing punitive taxes could have a severe negative effect on security prices and impair a Portfolio's ability to repatriate capital or income.  Significant external risks, including war, currently affect some countries.

Additional factors which may influence the ability or willingness of a country to service debt include, but are not limited to, the country's cash flow situation, the availability of sufficient foreign exchange on the date payment is due, the relative size of the country's debt service burden to the economy as a whole, its government policy toward particular international agencies and any political restrictions that may be imposed.

American Depositary Receipts. All Portfolios, except the Lehman Aggregate Bond Index Portfolio,  may invest in American Depositary Receipts ("ADRs"), which may be issued in sponsored or unsponsored programs. In sponsored programs, the issuer makes arrangements to have its securities traded in the form of ADRs; in unsponsored programs, the issuer may not be directly involved in the creation of the program. Although the regulatory requirements with respect to sponsored and unsponsored programs are generally similar, the issuers of unsponsored ADRs are not obligated to disclose material information in the United States and, therefore, such information may not be reflected in the market value of the ADRs.

European and Global Depositary Receipts.  The EAFE International Index Portfolio may invest indirectly in securities of emerging market issuers through sponsored or unsponsored European Depositary Receipts ("EDRs") or Global Depositary Receipts ("GDRs").  EDRs represent securities of foreign issuers and are designed for use in European markets.  GDRs represent ownership in a non-U.S. company's publicly traded securities that are traded on foreign stock exchanges or foreign over-the-counter markets.  Holders of unsponsored EDRs or GDRs generally bear all the costs of such facilities and the depository of an unsponsored facility frequently is under no obligation to distribute investor communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

Foreign Sovereign Debt Securities.  The Bond Portfolio and the Inflation Protected Plus Portfolio may invest in foreign sovereign debt securities, including those of emerging market nations, and Brady Bonds.  Sovereign obligors in emerging market nations are among the world's largest debtors to commercial banks, other governments, international financial organizations and other financial institutions.  Some of these obligors have in the past experienced substantial difficulties in servicing their external debt obligations, leading to defaults on certain obligations and the restructuring of certain indebtedness.  Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds, and obtaining new credit to finance interest payments.  Holders of certain foreign sovereign debt securities may be requested to participate in the restructuring of such obligations and to extend further loans to their issuers.  The Brady Bonds and other foreign sovereign debt securities in which a Portfolio invests may be subject to similar restructuring arrangements or to requests for new credit which may adversely affect the Portfolio's holdings.  Furthermore, certain participants in the secondary market for such debt may be directly involved in negotiating the terms of these arrangements and may therefore have access to information not available to other market participants.

Brady Bonds are debt securities issued under the framework of the Brady Plan, an initiative announced by U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external indebtedness.  In restructuring external debt under the Brady Plan framework, a debtor nation negotiates with its existing bank lenders as well as multilateral institutions such as the International Bank for Reconstruction and Development (the "World Bank") and the International Monetary Fund (the "IMF").  The Brady Plan framework, as it has developed, contemplates the exchange of commercial bank debt for newly-issued bonds.  The World Bank and/or the IMF support the restructuring by providing funds pursuant to loan agreements or other arrangements which enable the debtor nation to collateralize the new

Brady Bonds or to repurchase outstanding bank debt at a discount.  Under these arrangements with the World Bank or the IMF, debtor nations have been required to agree to implement certain domestic monetary and fiscal reforms.  Such reforms have included liberalization of trade and foreign investment, privatization of state-owned enterprises and setting targets for public spending and borrowing.  These policies and programs seek to promote the debtor country's economic growth and development.  Investors should recognize that the Brady Plan sets forth only general guiding principles for economic reform and debt reduction, emphasizing that solutions must be negotiated on a case-by-case basis between debtor nations and their creditors.  The Adviser believes that economic reforms undertaken by countries in connection with the issuance of Brady Bonds make the debt of countries which have issued or have announced plans to issue Brady Bonds an attractive opportunity for investment.

Investors should recognize that Brady Bonds have been issued somewhat recently and, accordingly, do not have a long payment history.  The financial packages offered by each country differ and have included the exchange of outstanding commercial bank debt for bonds issued at 100% of face value of such debt, which carry a below-market stated rate of interest (generally known as par bonds), bonds issued at a discount of face value of such debt (generally known as discount bonds), and bonds bearing an interest rate which increases over time and the advancement of new money by existing lenders.  The principal of certain Brady Bonds has been collateralized by U.S. Treasury zero-coupon bonds with a maturity equal to the final maturity of such Brady Bonds.  Collateral purchases are financed by the IMF, the World Bank and the debtor nations' reserves.  In addition, the first two or three interest payments on certain types of Brady Bonds may be collateralized by cash or securities agreed upon by creditors.  Subsequent interest payments may be uncollateralized or may be collateralized over specified periods of time.  The Portfolios may purchase Brady Bonds with no or limited collateralization, and will be relying for payment of interest and principal primarily on the willingness of the foreign government to make payment in accordance with the terms of the Brady Bonds.  Brady Bonds issued to date are generally purchased and sold in secondary markets through U.S. securities dealers and maintained through European transnational securities depositories.  A substantial portion of Brady Bonds and other sovereign debt securities in which the Portfolios may invest are likely to be acquired at a discount.

Investing in foreign sovereign debt securities will expose a Portfolio to the direct or indirect consequences of political, social or economic changes in the emerging market nations that issue the securities.  The ability and willingness of sovereign obligors in emerging market nations or the governmental authorities that control repayment of their external debt to pay principal and interest on such debt when due may depend on general economic and political conditions within the relevant country.  Countries such as those in which the Portfolio may invest have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate trade difficulties or extreme poverty and unemployment.  Many of these countries are also characterized by political uncertainty or instability.  Additional factors which may influence the ability or willingness to service debt include, but are not limited to, a country's cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the size of its debt service burden relative to the economy as a whole, and its government's policy towards the IMF, the World Bank and other international agencies.

The ability of a foreign sovereign obligor to make timely payments on its external debt obligations will also be strongly influenced by the obligor's balance of payments, including export performance, its access to international credits and investments, fluctuations in interest rates and the extent of its foreign reserves.  A country whose exports are concentrated in a few commodities or whose economy depends on certain strategic imports could be vulnerable to fluctuations in international prices of these commodities or imports.  To the extent that a country receives payment for its exports in currencies other than dollars, its ability to make debt payments denominated in dollars could be adversely affected.  If a foreign sovereign obligor cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks and multilateral organizations, and inflows of foreign investment.  The commitment on the part of these foreign governments, multilateral organizations and others to make such disbursements may be conditioned on the

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government's implementation of economic reforms and/or economic performance and the timely service of its obligations.  Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds, which may further impair the obligor's ability or willingness to timely service its debts.  The cost of servicing external debt will also generally be adversely affected by rising international interest rates, because many external debt obligations bear interest at rates which are adjusted based upon international interest rates.  The ability to service external debt will also depend on the level of the relevant government's international currency reserves and its access to foreign exchange.  Currency devaluations may affect the ability of a sovereign obligor to obtain sufficient foreign exchange to service its external debt.

As a result of the foregoing, a governmental obligor may default on its obligations.  If such an event occurs, a Portfolio may have limited legal recourse against the issuer and/or guarantor.  Remedies must, in some cases, be pursued in the courts of the defaulting party itself, and the ability of the holder of foreign sovereign debt securities to obtain recourse may be subject to the political climate in the relevant country.  In addition, no assurance can be given that the holders of commercial bank debt will not contest payments to the holders of other foreign sovereign debt obligations in the event of default under their commercial bank loan agreements.

Foreign Exchange.  If a foreign country cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks, multilateral organizations, and inflows of foreign investment. The cost of servicing external debt will also generally be adversely affected by rising international interest rates because many external debt obligations bear interest at rates that are adjusted based upon international interest rates. The ability to service external debt will also depend on the level of the relevant government's international currency reserves and its access to foreign currencies.  Currency devaluations may affect the ability of an obligor to obtain sufficient foreign currencies to service its external debt.

Foreign Currency Exchange Transactions.  Each Portfolio that engages in foreign currency exchange transactions may do so on a spot (i.e., cash) basis at the spot rate prevailing in the foreign exchange currency market, or on a forward basis to "lock in" the U.S. dollar price of the security.  A forward foreign currency exchange contract (a "forward contract") involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract.  These contracts are principally traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers.  A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.  Forwards are used primarily to adjust the foreign exchange exposure of a Portfolio with a view to protecting the Portfolio from adverse currency movements.  Forwards involve other risks, including, but not limited to, significant volatility in currency markets.  In addition, currency movements may not occur exactly as the Adviser or applicable subadviser expected, so the use of forwards could adversely affect a Portfolio's total return.

The Portfolios may enter into forward foreign currency exchange contracts under the following circumstances.  First, when a Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security.  By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying security transactions, the Portfolio will be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date the security is purchased or sold, and the date on which payment is made or received.

Second, when the Adviser or subadviser believes that the currency of a particular foreign country may suffer or enjoy a substantial movement against another currency, it may enter into a forward contract to sell or buy the amount of the former foreign currency, approximating the value of some or all of a Portfolio's portfolio securities denominated in such foreign currency.  Alternatively, where appropriate, a Portfolio may hedge all or part of its foreign currency exposure through the use of a basket of currencies or a proxy currency where such currency or currencies act as an effective proxy for other currencies.  In such a case, a Portfolio may enter into a forward contract where the amount of the foreign currency to be sold exceeds the value of the securities denominated in such currency.  The use of this basket hedging technique may be more efficient and economical than entering into separate forward contracts for each currency held in a Portfolio.  The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.  The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.  The Adviser or any subadviser does not intend to enter into such forward contracts under this second circumstance if, as result, a Portfolio will have more than 20% of the value of its net assets committed to the consummation of such contracts.

Other than as set forth above and immediately below, a Portfolio will not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts would obligate the Portfolio to deliver an amount of foreign currency in excess of the value of the Portfolio's portfolio securities or other assets denominated in that currency.  Each Portfolio, however, in order to avoid excess transactions and transaction costs, may maintain a net exposure to forward contracts in excess of the value of the Portfolio's portfolio securities or other assets to which the forward contracts relate (including accrued interest to the maturity of the forward on such securities), provided the excess amount is "covered" by liquid securities, denominated in any currency, at least equal at all times to the amount of such excess.  For these purposes "the securities or other assets to which the forward contract relate" may be securities or assets denominated in a single currency, or where proxy forwards are used, securities denominated in more than one currency.  Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies.  However, the Adviser believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Portfolios will be served.  At the maturity of a forward contract, a Portfolio may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract obligating it to purchase, on the same maturity date, the same amount of the foreign currency.  It is often not possible to effectively hedge the currency risk associated with emerging market nation debt securities because their currency markets are not sufficiently developed.

As indicated above, it is impossible to forecast with absolute precision the market value of portfolio securities at the expiration of the forward contract.  Accordingly, it may be necessary for a Portfolio to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency.  Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Portfolio is obligated to deliver.  However, as noted, in order to avoid excessive transactions and transaction costs, a Portfolio may use liquid securities, denominated in any currency, to cover the amount by which the value of a forward contract exceeds the value of the securities to which it relates.

If a Portfolio retains the portfolio security and engages in an offsetting transaction, the Portfolio will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices.  If a Portfolio engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency.  If forward prices decline during the period between a Portfolio's entering into a forward contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the Portfolio will realize a gain to the extent the price of the currency it

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has agreed to sell exceeds the price of the currency it has agreed to purchase.  If forward prices increase, a Portfolio will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

Costs of Hedging.  When a Portfolio purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar.  This is what is commonly referred to as the "cost" of hedging.  Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.  It is important to note that the hedging costs are treated as capital transactions and are not, therefore, deducted from the Portfolio's dividend distribution and are not reflected in its yield.  Instead, such costs will, over time, be reflected in the Portfolio's net asset value.

Foreign Markets.  Delays in settlement that may occur in connection with transactions involving foreign securities could result in temporary periods when a portion of the assets of a Portfolio is uninvested and no return is earned thereon. The inability of a Portfolio to make intended security purchases due to settlement problems could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of Portfolio securities due to settlement problems could result in losses to a portfolio due to subsequent declines in values of the portfolio securities or, if the Portfolio has entered into a contract to sell the security, possible liability to the purchaser. Certain foreign markets, especially emerging markets, may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors. A Portfolio could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Portfolio of any restrictions on investments.

Foreign Debt Securities.  Investing in foreign debt securities will expose the Bond Portfolio and the Inflation Protected Plus Portfolio to the direct or indirect consequences of political, social or economic changes in the industrialized developing and emerging countries that issue the securities. The ability and willingness of obligor or the governmental authorities that control repayment of their external debt to pay principal and interest on such debt when due may depend on general economic and political conditions within the relevant country.   Additional country-related factors unique to foreign issuers which may influence the ability or willingness to service debt include, but are not limited to, a country's cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the relative size of its debt service burden to the economy as a whole, and its government's relationships with the International Monetary Fund, the World Bank and other international agencies.

Foreign Securities.  Each Portfolio may invest directly (or indirectly through an underlying fund) in foreign securities.  The EAFE International Index Portfolio may invest up to 100% of its net assets in foreign securities. Because a Portfolio may invest in foreign securities, investments in a Portfolio involve risks that are different in some respects from investments in a fund that invests only in securities of U.S. domestic issuers.  Foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.  There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those applicable to U.S. companies.  There may be less governmental supervision of securities markets, brokers and issuers of securities.  Securities of some foreign companies are less liquid or more volatile than securities of U.S. companies, and foreign brokerage commissions and custodian fees are generally higher than in the United States.  Settlement practices may include delays and may differ from those customary in U.S. markets.  Investments in foreign securities may also be subject to other risks different from those affecting U.S. investments, including local political or economic developments, expropriation or nationalization of assets, restrictions on foreign investment and repatriation of capital, imposition of withholding taxes on dividend or interest payments, currency blockage (which would prevent cash from being brought back to the United States), and difficulty in enforcing legal rights outside the United States.

Futures Contracts

For hedging purposes, including protecting the price or interest rate of securities that the Portfolio intends to buy, each Portfolio other than the Zenith and Bond Portfolios may enter into futures contracts that relate to securities in which it may directly invest and indices comprised of such securities and may purchase and write call and put options on such contracts, subject to each Portfolio's non-fundamental investment restrictions.  A Portfolio may invest up to 20% of its assets in such futures and/or options contracts.  As a temporary investment strategy, until a Portfolio reaches $25 million ($50 million in the case of the Russell 2000 Small Cap Index Portfolio, Nasdaq-100 Index Portfolio and EAFE International Index Portfolio) in net assets, the Portfolio may invest up to 100% of its assets in such futures and/or options contracts.  The Portfolios do not intend to enter into futures contracts that are not traded on exchanges or boards of trade.

A financial futures contract is a contract to buy or sell a specified quantity of financial instruments such as U.S. Treasury bills, notes and bonds, commercial paper and bank certificates of deposit or the cash value of a financial instrument index at a specified future date at a price agreed upon when the contract is made.  A stock index futures contract is a contract to buy or sell specified units of a stock index at a specified future date at a price agreed upon when the contract is made.  The value of a unit is based on the current value of the contract index.  Under such contracts no delivery of the actual stocks making up the index takes place.  Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid.

Substantially all futures contracts are closed out before settlement date or called for cash settlement.  A futures contract is closed out by buying or selling an identical offsetting futures contract.  Upon entering into a futures contract, a Portfolio is required to deposit an initial margin with the custodian for the benefit of the futures broker.  The initial margin serves as a "good faith" deposit that the Portfolio will honor its futures commitments.  Subsequent payments (called "variation margin") to and from the broker are made on a daily basis as the price of the underlying investment fluctuates.  In the event of the bankruptcy of the futures broker that holds margin on behalf of the Portfolio, the Portfolio may be entitled to return of margin owed to it only in proportion to the amount received by the broker's other customers.  The Adviser will attempt to minimize this risk by monitoring the creditworthiness of the futures brokers with which the Portfolio does business.

Because the value of index futures depends primarily on the value of their underlying indexes, the performance of the broad-based contracts will generally reflect broad changes in common stock prices.  However, because a Portfolio may not be invested in precisely the same proportion as its respective index (such as the S&P 500 or S&P 400), it is likely that the price changes of a Portfolio's index futures positions will not match the price changes of the Portfolio's other investments.

Options on futures contracts give the purchaser the right to assume a position at a specified price in a futures contract at any time before expiration of the option contract.

The Portfolios will enter into futures contracts traded on national futures exchanges and standardized as to maturity date and underlying financial instrument.  The principal financial futures exchanges in the United States are the Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, the New York Futures Exchange and the Kansas City Board of Trade.  Futures exchanges and trading in the United States are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission ("CFTC").  Although techniques other than the sale and purchase of futures contracts could be used for the above-referenced purposes, futures contracts offer an effective and relatively low cost means of implementing the Portfolios' objectives in these areas.

Regulatory Limitations.  Pursuant to a claim for exemption filed with the CFTC and/or the National Futures Association on behalf of the Portfolios and the Adviser, the Portfolios and the Adviser are not deemed to be

"commodity pools" or "commodity pool operators" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act.  By virtue of changes to CFTC regulations, the substantive limitations set forth in the Portfolios' exemption filing with respect to use of futures contracts are no longer applicable.

The Portfolios will engage in transactions in futures contracts and options thereon only for hedging, risk management, and other permissible purposes in accordance with the rules and regulations of the CFTC or other regulatory authorities, and not for speculation. If the CFTC or other regulatory authorities adopt different (including less stringent) or additional restrictions on the Portfolios' ability to engage in certain yield enhancement and risk management strategies, the Portfolios would comply with such new restrictions.

In instances involving the purchase of futures contracts or call options thereon or the writing of put options thereon by a Portfolio, an amount of cash, U.S. Government securities or other liquid securities, equal to the notional value of the futures contracts and options thereon (less any related margin deposits), will be segregated by the Portfolios' custodian to cover the position, or alternative cover will be employed, thereby insuring that the use of such futures contracts and options is unleveraged.

SPECIAL RISKS OF FUTURES CONTRACTS

Volatility and Leverage.  The prices of futures contracts are volatile and are influenced, among other things, by actual and anticipated changes in the market and interest rates, which in turn are affected by fiscal and monetary policies and national and international policies and economic events.

Most United States futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day.  The daily limit establishes the minimum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session.  Once the daily limit has been reached in a particular type of futures contract, no trades may be made on that day at a price beyond that limit.  The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions.  Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

Because of the low margin deposits required, futures trading involves an extremely high degree of leverage.  As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss or gain to the investor.  For example, if at the time of purchase, 10% of the value of a futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out.  A 15% decrease would result in a loss equal to 150% of the original margin deposit, if the contract were closed out.  Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract.  However, a Portfolio would presumably have sustained comparable losses if, instead of the futures contract, it had invested in the underlying instrument and sold it after the decline.  Furthermore, in the case of a futures contract purchase, in order to be certain that a Portfolio has sufficient assets to satisfy its obligations under a futures contract, the Portfolio earmarks to the futures contract money market instruments equal in value to the current value of the underlying instrument less the margin deposit.

Liquidity.   Each Portfolio may elect to close some or all of its futures positions at any time prior to their expiration.  A Portfolio would do so to reduce exposure represented by long futures positions or increase exposure represented by short futures positions.  A Portfolio may close its positions by taking opposite positions which would operate to terminate the Portfolio's position in the futures contracts.  Final

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determinations of variation margin would then be made, additional cash would be required to be paid by or released to the Portfolio, and the Portfolio would realize a loss or a gain.

Futures contracts may be closed out only on the exchange or board of trade where the contracts were initially traded.  Although each Portfolio intends to purchase or sell futures contracts only on exchanges or boards of trade where there appears to be an active market, there is no assurance that a liquid market on an exchange or board of trade will exist for any particular contract at any particular time.  In such event, it might not be possible to close a futures contract, and in the event of adverse price movements, each Portfolio would continue to be required to make daily cash payments of variation margin.  However, in the event futures contracts have been used to hedge the underlying instruments, the Portfolios would continue to hold the underlying instruments subject to the hedge until the futures contracts could be terminated.  In such circumstances, an increase in the price of the underlying instruments, if any, might partially or completely offset losses on the futures contract.  However, as described below, there is no guarantee that the price of the underlying instruments will in fact correlate with the price movements in the futures contract and thus provide an offset to losses on a futures contract.

Hedging Risk.  A decision of whether, when, and how to hedge involves skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior, or market or interest rate trends.  There are several risks in connection with the use by the Portfolios of futures contract as a hedging device.  One risk arises because of the imperfect correlation between movements in the prices of the futures contracts and movements in the prices of the underlying instruments which are the subject of the hedge.  The Adviser or subadviser will, however, attempt to reduce this risk by entering into futures contracts whose movements, in its judgment, will have a significant correlation with movements in the prices of each Portfolio's underlying instruments sought to be hedged.

Successful use of futures contracts by the Portfolios for hedging purposes is also subject to the Adviser's or subadviser's ability to correctly predict movements in the direction of the market.  It is possible that, when a Portfolio has sold futures to hedge its portfolio against a decline in the market, the index, indices, or underlying instruments on which the futures are written might advance and the value of the underlying instruments held in the Portfolio might decline.  If this were to occur, the Portfolio would lose money on the futures and also would experience a decline in value in its underlying instruments.  However, while this might occur to a certain degree, the Adviser believes that over time the value of a Portfolio's underlying instruments will tend to move in the same direction as the market indices that are intended to correlate to the price movements of the underlying instruments sought to be hedged.  It is also possible that if a Portfolio were to hedge against the possibility of a decline in the market (adversely affecting the underlying instruments held in its portfolio) and prices instead increased, the Portfolio would lose part or all of the benefit of increased value of those underlying instruments that it has hedged, because it would have offsetting losses in its futures positions.  In addition, in such situations, if a Portfolio had insufficient cash, it might have to sell underlying instruments to meet daily variation margin requirements.  Such sales of underlying instruments might be, but would not necessarily be, at increased prices (which would reflect the rising market).  The Portfolios might have to sell underlying instruments at a time when it would be disadvantageous to do so.

In addition to the possibility that there might be an imperfect correlation, or no correlation at all, between price movements in the futures contracts and the portion of the portfolio being hedged, the price movements of futures contracts might not correlate perfectly with price movements in the underlying instruments due to certain market distortions.  First, all participants in the futures market are subject to margin deposit and maintenance requirements.  Rather than meeting additional margin deposit requirements, investors might close futures contracts through offsetting transactions which could distort the normal relationship between the underlying instruments and futures markets.  Second, the margin requirements in the futures market are less onerous than margin requirements in the securities markets, and as a result the futures market might attract more speculators than the securities markets do.  Increased participation by speculators in the futures market might also cause temporary price distortions.  Due to the possibility of price distortion in the futures market and also because of the imperfect correlation between price movements in the underlying instruments and movements in the prices of futures contracts, even a correct forecast of general market trends by the Adviser or subadviser might not result in a successful hedging transaction over a very short time period.

Options on futures contracts give the purchaser the right to assume a position at a specified price in a futures contract at any time before expiration of the option contract.

Options

The Bond, Inflation Protected Plus, Russell 2000 Small Cap Index, Nasdaq-100 Index and Balanced Index  Portfolios may sell (write) listed options on U.S. Treasury Securities and options on contracts for the future delivery of U.S. Treasury Securities as a means of hedging the value of such securities owned by the Portfolio.  The three Lifestyle ETF Market Strategy Portfolios, the Natural Resources, S&P 500 Index, S&P MidCap 400 Index, Russell 2000 Small Cap Index, EAFE International Index and Nasdaq-100 Index Portfolios may enter into futures contracts that relate to securities in which they directly or indirectly invest and indices comprised of such securities and may purchase and write call and put options on such contracts. In addition, each of the aforementioned Portfolios may write covered call options on any security in which it is eligible to invest.

As a writer of a call option, a Portfolio may terminate its obligation by effecting a closing purchase transaction.  This is accomplished by purchasing an option of the same series as the option previously written.  However, once the Portfolio has been assigned an exercise notice, the Portfolio will be unable to effect a closing purchase transaction.  There can be no assurance that a closing purchase transaction can be effected when the Portfolio attempts to do so.

A Portfolio will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option; the Portfolio will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option.  Because the market value of call options generally reflects increases in the value of the underlying security, any loss resulting from the closing transaction may be wholly or partially offset by unrealized appreciation of the underlying security.  Conversely, any gain resulting from the closing transaction may be wholly or partially offset by unrealized depreciation of the underlying security.  The principal factors affecting the market value of call options include supply and demand, the current market price and price volatility of the underlying security, and the time remaining until the expiration date.

There is no assurance that a liquid secondary market will exist for any particular option.  In the event it is not possible to effect a closing transaction, the Portfolio will not be able to sell the underlying security, until the option expires or the option is exercised by the holder.

The Portfolio will effect a closing transaction to realize a profit on an outstanding call option, to prevent an underlying security from being called, to permit the sale of an underlying security prior to the expiration date of the option, or to allow for the writing of another call option on the same underlying security with either a different exercise price or expiration date or both.

Possible reasons for the absence of a liquid secondary market on an exchange include the following: (a) insufficient trading interest in certain options; (b) restrictions on transactions imposed by an exchange; (c) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (d) inadequacy of the facilities of an exchange or the clearing corporation to handle trading volume; or (e) a decision by one or more exchanges to discontinue the trading of options or impose restrictions on types of orders.  There can be no assurance that higher than anticipated trading activity or order flow or other unforeseen events might not at times render the trading facilities inadequate and thereby result in the institution of special trading procedures or restrictions which could interfere with the Portfolio's ability to effect closing transactions.

The Bond, Inflation Protected Plus, Russell 2000 Small Cap Index, Nasdaq-100 Index and Balanced Index Portfolios may write call options on futures contracts on U.S. Treasury Securities as a hedge against the adverse effect of expected increases in interest rates on the value of Portfolio securities, in order to establish more definitely the effective return on securities held by the Portfolio.  The three Lifestyle ETF Market Strategy Portfolios, the Natural Resources, S&P 500 Index, S&P MidCap 400 Index, Russell 2000 Small Cap Index, EAFE International Index and Nasdaq-100 Index Portfolios may each write call options on futures contracts on its respective index or securities included therein only for hedging purposes to protect the price of securities it holds or intends to buy and when such transactions enable it to correlate its investment performance more closely to that of their respective indexes than would a direct purchase of securities included in their respective indexes.  The Portfolios will not write options on futures contracts for speculative purposes.

A futures contract on a debt security is a binding contractual commitment that will result in an obligation to make or accept delivery, during a specified future time, of securities having a standardized face value and rate of return.  Selling a futures contract on debt securities (assuming a short position) would give the Portfolio a legal obligation and right as seller to make future delivery of the security against payment of the agreed price.

Upon the exercise of a call option on a futures contract, the writer of the option is obligated to sell the futures contract (to deliver a long position to the option holder) at the option exercise price, which will presumably be lower than the current market price of the contract in the futures market.  However, as with the trading of futures, most participants in the options markets do not seek to realize their gains or losses by exercise of their option rights.  Instead, the holder of an option will usually realize a gain or loss by buying or selling an offsetting option at a market price that will reflect an increase or a decrease from the premium originally paid.  Nevertheless, if an option on a futures contract written by a Portfolio is exercised, the Portfolio intends to either close out the futures contract by purchasing an offsetting futures contract, or deliver the underlying securities immediately, in order to avoid assuming a short position.  There can be no assurance that the Portfolio will be able to enter into an offsetting transaction with respect to a particular contract at a particular time, but it may always deliver the underlying security.

As a writer of options on futures contracts, a Portfolio will receive a premium but will assume a risk of adverse movement in the price of the underlying futures contract.  If the option is not exercised, the Portfolio will gain the amount of the premium, which may partially offset unfavorable changes in the value of securities held in the Portfolio.  If the option is exercised, the Portfolio might incur a loss in the option transaction which would be reduced by the amount of the premium it has received.

While the holder or writer of an option on a futures contract may normally terminate its position by selling or purchasing an offsetting option, a Portfolio's ability to establish and close out options positions at fairly established prices will be subject to the maintenance of a liquid market.  A Portfolio will not write options on futures contracts unless, in the Adviser's or subadviser's opinion, the market for such options has sufficient liquidity that the risks associated with such options transactions are not at unacceptable levels.

Risks.  While options may be sold in an effort to reduce certain risks, such transactions themselves entail certain other risks.  Thus, while a Portfolio may benefit from the use of options, unanticipated changes in interest rates or security price movements may result in a poorer overall performance for the Portfolio than if it had not entered into any options transactions.  The values of U.S. Treasury Securities futures are volatile and are influenced, among other things, by changes in prevailing interest rates and anticipation of future interest rate changes.  The price of S&P 500 Index, S&P 400 MidCap Index, Russell 2000 Index, Nasdaq-100 Index, EAFE Index and other index futures are also volatile and are influenced, among other things, by changes in conditions in the securities markets in general.

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In the event of an imperfect correlation between a futures position (and a related option) and a Portfolio position that is intended to be protected, the desired protection may not be obtained.  The correlation between changes in prices of futures contracts and of the securities being hedged is generally only approximate.  The amount by which such correlation is imperfect depends upon many different factors, such as variations in speculative market demand for futures and for debt securities (including technical influences in futures trading) and differences between the financial instruments being hedged and the instruments underlying the standard options on futures contracts available for trading.

Due to the imperfect correlation between movements in the prices of futures contracts and movements in the prices of the underlying securities, the price of a futures contract may move more than or less than the price of the securities being hedged.  If the price of the future moves less than the price of the securities being hedged, the hedge will not be fully effective and if the price of the securities being hedged has moved in an unfavorable direction, the Portfolio would be in a better position than if it had not hedged at all.  If the price of the futures moves more than the price of the security, the Portfolio will experience either a gain or loss on the option on the future which will not be completely offset by movements in the price of the securities which are the subject of the hedge.

The market prices of futures contracts and options thereon may be affected by various factors.  If participants in the futures market elect to close out their contracts through offsetting transactions rather than meet margin deposit requirements, distortions in the normal relationship between the debt securities and futures markets could result.  Price distortions could also result if investors in futures contracts make or take delivery of underlying securities rather than engage in closing transactions.  This could occur, for example, if there is a lack of liquidity in the futures market.  From the point of view of speculators, the deposit requirements in the futures markets are less onerous than margins requirements in the securities markets; accordingly, increased participation by speculators in the futures market could cause temporary price distortions.  A correct forecast of interest rate trends by the Adviser may still not result in a successful hedging transaction because of possible price distortions in the futures market and because of the imperfect correlation between movements in the prices of debt securities and movements in the prices of futures contracts.  A well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

Custodial Procedures and Margins.  The Portfolios' custodian acts as each Portfolio's escrow agent as to securities on which the Portfolio has written call options and with respect to margin which the Portfolio must deposit in connection with the writing of call options on futures contracts.  The clearing corporation (CC) will release the securities or the margin from escrow on the expiration of the call, or when the Portfolio enters into a closing purchase transaction.  In this way, assets of the Portfolio will never be outside the control of the Portfolio's custodian, although such control might be limited by the escrow receipts issued.

At the time a Portfolio sells a call option on a contract for future delivery of U.S. Treasury Securities ("Treasury futures contract"), it is required to deposit with its custodian, in an escrow account, a specified amount of cash or U.S. Government securities ("initial margin").  The account will be in the name of the clearing corporation.  The amount of the margin generally is a small percentage of the notional contract amount.  The margin required is set by the exchange on which the contract is traded and may be modified during the term of the contract.  The initial margin is in the nature of a performance bond or good faith deposit, and it is released from escrow upon termination of the option assuming all contractual obligations have been satisfied.  A Portfolio will earn interest income on its initial margin deposits.

In accordance with the rules of the exchange on which the option is traded, it might be necessary for the Portfolio to supplement the margin held in escrow.  This would be done by placing additional cash or U.S. Government securities in the escrow account.  If the amount of required margin should decrease, the clearing corporation would release the appropriate amount from the escrow account.

The assets in the margin account will be released to the clearing corporation only if the Portfolio defaults or fails to honor its commitment to the clearing corporation and the clearing corporation represents to the custodian that all conditions precedent to its right to obtain the assets have been satisfied.

Lending Portfolio Securities

Each Portfolio may lend portfolio securities with a value up to 33 1/3% of its total assets.  Such loans may be terminated at any time.  Each Portfolio will continuously maintain collateral equal to not less than 100% of the current market value (on a daily marked-to-market basis) of the loaned securities plus declared dividends and accrued interest.  While portfolio securities are on loan, the borrower will pay the Portfolio any income accruing thereon, and the Portfolio may invest or reinvest the collateral (if the collateral is cash securities) in portfolio securities, thereby earning additional income.  Loans are typically subject to termination by the Portfolio in the normal settlement time, currently five business days after notice, or by the borrower on one day's notice.  Borrowed securities must be returned when the loan is terminated.  Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its shareholders.  The Portfolio may pay reasonable finders', borrowers', administrative, and custodial fees in connection with a loan of its securities.  The Adviser will review and monitor the creditworthiness of such borrowers on an ongoing basis.

Pledging of Assets

Each Portfolios may pledge or mortgage assets in conformance with the Portfolio's fundamental investment restrictions regarding borrowing and reverse repurchase agreements. Margin deposits for the purchase and sale of financial futures contracts and related options are not deemed to be a pledge.

INVESTMENT RESTRICTIONS

The Fund has adopted the following fundamental restrictions relating to the investment of assets of the Portfolios and other investment activities.  These are Fundamental Policies and may not be changed without the approval of holders of the majority of the outstanding voting shares of each Portfolio affected (which for this purpose means the lesser of: (i) 67% of the shares represented at a meeting at which more than 50% of a Portfolio's outstanding shares are represented, or (ii) more than 50% of a Portfolio's outstanding shares).  A change in policy affecting only one Portfolio may be effected with the approval of the majority of the outstanding voting shares of that Portfolio.  The Fund's fundamental investment restrictions provide that no Portfolio of the Fund is allowed to:

(1)

Issue senior securities (except that each Portfolio may borrow money as described in restriction (9) below).

(2)

With respect to 75% of the value of its total assets (or with respect to 50% of the value of its total assets for the Natural Resources and Nasdaq-100 Index Portfolios), invest more than 5% of its total assets in securities (other than securities issued or guaranteed by the United States Government or its agencies or instrumentalities and other investment companies) of any one issuer.

(3)

Purchase more than either: (i) 10% in principal amount of the outstanding debt securities of an issuer, or (ii) 10% of the outstanding voting securities of an issuer, except that such restrictions shall not apply to securities issued or guaranteed by the United States Government or its agencies or instrumentalities.

(4)

Invest more than 25% of its total assets in the securities of issuers primarily engaged in the same industry.  For purposes of this restriction, gas, gas transmission, electric, water, and telephone utilities each will be considered a separate industry.  This restriction does not

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apply to obligations of banks or savings and loan associations or to obligations issued or guaranteed by the United States Government, its agencies or instrumentalities. This restriction does not apply to the Natural Resources or the Nasdaq-100 Index Portfolios.

(5)

Purchase or sell commodities, commodity contracts, or real estate, except that each Portfolio may purchase securities of issuers which invest or deal in any of the above, and except that each Portfolio may invest in securities that are secured by real estate.  This restriction does not apply to obligations issued or guaranteed by the United States Government, its agencies or instrumentalities or to futures contracts or options purchased by the Portfolios in compliance with non-fundamental restrictions [5 and 6] below.

(6)

Purchase any securities on margin (except that the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities) or make short sales of securities or maintain a short position.

(7)

Make loans, except through the purchase of obligations in private placements or by entering into repurchase agreements (the purchase of publicly traded obligations not being considered the making of a loan).

(8)

Lend its securities, if, as a result, the aggregate of such loans would exceed one-third of the Portfolio's total assets.

(9)

Borrow amounts in excess of 10% of its total assets, taken at market value at the time of the borrowing, and then only from banks and by entering into reverse repurchase agreements (all Portfolios expect Zenith and Bond Portfolios may enter into reverse repurchase agreements) as a temporary measure for extraordinary or emergency purposes, or to meet redemption requests that might otherwise require the untimely disposition of securities, and not for investment or leveraging.  The EAFE International Index Portfolio will not purchase additional securities when money borrowed exceeds 5% of total assets.  For purposes of this restriction, entering into futures contracts or reverse repurchase agreements will not be deemed a borrowing.

(10)

Underwrite securities of other issuers except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 in selling shares of each Portfolio and except as it may be deemed such in a sale of restricted securities.

(11)

Invest more than 10% of its total assets in repurchase agreements maturing in more than seven days, "small bank" certificates of deposit that are not readily marketable, and other illiquid investments.

(12)

As to all Portfolios, enter into reverse repurchase agreements if the total of such investments would exceed 5% of the total assets of the Portfolio.

The Fund has also adopted the following additional investment restrictions that are not fundamental and may be changed by the Board of Directors without shareholder approval.  Under these restrictions, no Portfolio of the Fund may:

(1)

Participate on a joint (or a joint and several) basis in any trading account in securities (but this does not prohibit the "bunching" of orders for the sale or purchase of Portfolio securities with the other Portfolios or with other accounts advised or sponsored by the Adviser or any of its affiliates to reduce brokerage commissions or otherwise to achieve best overall execution).

(2)

Purchase or retain the securities of any issuer, if, to the knowledge of the Fund, officers and directors of the Fund, the Adviser or any affiliate thereof each owning beneficially more than 1/2% of one of the securities of such issuer, own in the aggregate more than 5% of the securities of such issuer.

(3)

Purchase or sell interests in oil, gas, or other mineral exploration or development programs, or real estate mortgage loans, except that each Portfolio may purchase securities of issuers which invest or deal in any of the above, and except that each Portfolio may invest in securities that are secured by real estate mortgages.  This restriction does not apply to obligations or other securities issued or guaranteed by the United States Government, its agencies or instrumentalities.

(4)

Invest in companies for the purpose of exercising control (alone or together with the other Portfolios).

The Fund has also adopted the following additional investment restrictions that are not fundamental and may be changed by the Board of Directors without shareholder approval.  Under these restrictions:

Each Portfolios except for Zenith and Bond Portfolios of the Fund may not:

 (5)

Invest more than 20% of its assets in futures contracts and/or options on futures contracts, except that as a temporary investment strategy until the Portfolio reaches $25 million ($50 million in the case of the Russell 2000 Small Cap Index Portfolio, Nasdaq-100 Index Portfolio and EAFE International Index Portfolio) in net assets, the Portfolio may invest up to 100% of its assets in such futures and/or options contracts. Zenith and Bond Portfolios may not enter into futures contracts.

(6)

Invest in options unless no more than 5% of its assets is paid for premiums for outstanding put and call options (including options on futures contracts) and unless no more than 25% of the Portfolio's assets consist of collateral for outstanding options. The Zenith Portfolio may not buy or write option contracts.

If a percentage restriction (for either fundamental or non-fundamental policies) is adhered to at the time of investment, a later increase or decrease in percentage beyond the specified limit resulting from a change in values of portfolio securities or amount of net assets shall not be considered a violation.

In addition to the investment restrictions described above, the Fund will comply with restrictions contained in any current insurance laws in order that the assets of life insurance company separate accounts may be invested in Fund shares.

DISCLOSURE OF PORTFOLIO HOLDINGS

It is the policy of the Portfolios to protect the confidentiality of their holdings and prevent the selective disclosure of non-public information about their portfolio holdings.  The Portfolios' service providers, to which the Portfolios may disclose non-public information about portfolio holdings, are required to comply with this policy.  No information concerning the portfolio holdings of a Portfolio may be disclosed to any unaffiliated third party, except as provided below.  The Board of Directors has adopted formal procedures governing compliance with this policy.

A Portfolio or its duly authorized service providers may publicly disclose holdings of the Portfolio in accordance with regulatory requirements, such as periodic portfolio disclosure in filings with the SEC.  A

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summary or list of the Portfolios' completed purchases and sales may only be made available after the public disclosure of its portfolio holdings.

Numerous mutual fund evaluation services such as Standard & Poor's, Morningstar or Lipper Analytical Services, and due diligence departments of broker-dealers, custodian banks (i.e., Northern Trust), attorneys (i.e., Dechert LLP), printers (i.e., FGS), fund accountants (i.e., U.S. Bancorp Fund Services LLC), independent registered public accounting firms (i.e., Deloitte & Touche LLP),  financial planners and other financial institutions regularly analyze the portfolio holdings of mutual funds in order to monitor and report on various attributes, including style, capitalization, maturity, yield, beta, etc.  These services and departments may then distribute the results of their analysis to the public, paid subscribers and/or in-house brokers.  In order to facilitate review of the Portfolios by these services and departments, the Portfolios may, consistent with their policies and procedures, distribute (or authorize service providers to distribute) information about the Portfolios' securities holdings to such services and departments before their public disclosure is required or authorized, provided that:  (i) the recipient does not act on or distribute information regarding the portfolio holdings to third parties, other departments, or persons who are likely to use the information for purposes of purchasing or selling shares of a Portfolio (or any other fund that invests in one of the Portfolios) before the portfolio holdings become public information; and (ii) the recipient signs a written confidentiality agreement that is designed to preserve the confidentiality of the information.  Persons and entities unwilling to execute an acceptable confidentiality agreement within a reasonable period of time may receive only portfolio holdings information that has otherwise been publicly disclosed.

Neither the Portfolios nor their service providers receive any compensation from such services and departments. Subject to such disclosures as the Portfolios' chief compliance officer ("CCO") believes reasonable and consistent with protecting the confidentiality of the portfolio information, each confidentiality agreement should generally provide that, among other things:  the portfolio information is the confidential property of the respective Portfolio (and its service providers, if applicable) and may not be shared or used directly or indirectly for any purpose except as expressly provided in the confidentiality agreement; the recipient of the portfolio information agrees to limit access to the portfolio information to its employees (and agents) who, on a need to know basis, are (1) authorized to have access to the portfolio information and (2) subject to confidentiality obligations, including duties not to trade on non-public information, no less restrictive than the confidentiality obligations contained in the confidentiality agreement; and upon written request, the recipient agrees to promptly return or destroy, as directed, the information.

The CCO or the Board of Directors may authorize disclosure of the Portfolios' securities holdings and, may, on a case-by-case basis, impose additional restrictions on the dissemination of portfolio information and waive certain requirements.  To the extent required by law, the CCO reports to the Board of Directors any violations of the Portfolios' policies and procedures on disclosure of portfolio holdings.

Any disclosure of the Portfolios' securities holdings must serve a legitimate business purpose of the Portfolios and must be in the best interest of the Portfolios' shareholders.  In making such a determination, the CCO must conclude that the anticipated benefits and risks to the Portfolios and their shareholders justify the disclosure.  A further determination must be made to ensure that any conflicts of interest between the Portfolios, their shareholders, and any third party are resolved prior to disclosure.  The Portfolios reserve the right to request certifications from senior officers of authorized recipients that the recipient is using the portfolio holdings information only in a manner consistent with the Portfolios' policy and any applicable confidentiality agreement.

As an oversight procedure, the CCO reports all arrangements to disclose portfolio holdings information to the Fund's Board of Directors on a periodic basis.  If the Board of Directors determines that any such arrangement is or would be inappropriate or creates an inappropriate conflict of interest, the Portfolios will promptly terminate the disclosure arrangement.

PORTFOLIO TURNOVER

Each Portfolio has a different expected annual rate of Portfolio turnover, which is calculated by dividing the lesser of purchases or sales of Portfolio securities during the fiscal year by the monthly average of the value of the Portfolio's securities (excluding from the computation all securities, including options, with maturities at the time of acquisition of one year or less).  A high rate of Portfolio turnover generally involves correspondingly greater brokerage commission expenses, which must be borne directly by the Portfolio.  Turnover rates may vary greatly from year to year as well as within a particular year and may also be affected by cash requirements for redemptions of each Portfolio's shares and by requirements that enable the Portfolios to receive certain favorable tax treatments.   Portfolio turnover rates will depend in large part on the level of purchases and redemptions of shares of each Portfolio.  Higher portfolio turnover can result in corresponding increases in brokerage costs to a portfolio and its shareholders.  However, because rate of portfolio turnover is not a limiting factor, particular holdings may be sold at any time, if investment judgment or Portfolio operations make a sale advisable.

Annual portfolio turnover rates are set forth in the Financial Highlights section of the Prospectus.  ~~for those Portfolios that have been in operation at least one full year.  The annual portfolio turnover rate is projected to be 50% for the Inflation Protected Plus Portfolio, 100% for the three Lifestyle ETF Market Strategy Portfolios and 100% for the Natural Resources Portfolio.~~

MANAGEMENT OF THE FUND

Directors and Officers

Independent Directors

Name, Address and Age	Position(s) with the Fund	Term of Office and Length of Time Served	Principal Occupation(s)During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Theodore H. Emmerich* DOB: 06/16/26	Director and Chairman	Indefinite Term; Director since 1987	Consultant	21	American Financial Group
Yvonne L. Gray* DOB: 02/26/51	Director	Indefinite Term; Director since 1999	Executive Vice President/COO, United Way of Greater Cincinnati (Social Services Provider); prior thereto, Vice President / Trust Operations Officer, Fifth Third Bank; former Audit Manager, Price Waterhouse (Accounting Firm)	21	NA
Michael K. Keating* DOB: 05/27/55	Director	Indefinite Term; Director since 2005	Managing Director, Keating Vollmer & Co. LLC (Private Equity Investment Firm)	21	NA
David C. Phillips* DOB: 08/23/38	Director	Indefinite Term; Director since 2001	Co-Founder, Cincinnati Works Inc. (Job Placement); prior thereto, Chief Executive Officer, Downtown Cincinnati Inc. (Economic Revitalization of Cincinnati)	21	Meridian Bioscience, Inc; Cintas, Inc.
Mary W. Sullivan* DOB: 10/23/56	Director	Indefinite Term; Director since 2001	Attorney, Peck, Shaffer & Williams LLP (Law firm)	21	Franklin Savings and Loan Co.; First Franklin Corporation

Interested Director and Officers

Steven R. Sutermeister*(1) DOB: 01/02/54	Director, President and Chief

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Executive Officer

Indefinite Term; Director

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since 1999

Senior Vice President, Union Central Life Insurance Company; President and Chief Executive

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Officer, Adviser.

21	Summit Investment Partners, Inc.; Union Central Mortgage

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Funding, Inc.

John F. Labmeier* DOB: 01/29/49	Vice President and Secretary	Indefinite Term; Officer since 1990	Secretary, Adviser; Consultant; prior to January 1, 2007 ~~thereto~~ , Vice President, Associate General Counsel and Assistant Secretary, Union Central Life Insurance Company	NA	NA
Thomas G. Knipper* DOB: 08/25/57	Vice President, Controller and Chief Compliance Officer	Indefinite Term; Officer since 1995;	Chief Compliance Officer, Adviser	NA	NA
Gerald Q. Herbert* DOB: 12/23/66	Treasurer	Indefinite Term; Officer since 2005	Director of Finance and Accounting ~~Treasurer~~ , Adviser; prior thereto, Controller General Factory Supplies Co.	NA	NA
John M. Lucas 1876 Waycross Road Cincinnati, OH 45240 DOB: 02/15/51	Assistant Secretary	Indefinite; Officer since 1990	Second Vice President, Counsel and Assistant Secretary, Union Central	NA	NA

*

Except as otherwise indicated, the business address of each person listed is 312 Walnut St., Suite. 2500, Cincinnati, OH 45202.

(1)

Mr. Sutermeister may be considered to be an "interested person" of the Fund (within the meaning of the Investment Company Act of 1940) because of his affiliation with the Adviser.

BOARD OF DIRECTORS

The business and affairs of the Fund and the Portfolios are managed under the direction of the Board of Directors.  All powers of the Fund are vested in, and may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the shareholders by the laws of the State of Maryland or the Fund's Articles of Incorporation or By-laws.

The Board of Directors has a standing audit committee, which consists of Theodore H. Emmerich, Yvonne L. Gray, Michael K. Keating, David C. Phillips (Chair) and Mary W. Sullivan, each of whom is not an "interested person" of the Fund as defined in the 1940 Act ("Independent Director(s)").  The purpose of the audit committee is to meet with the independent registered accounting firm and officers to review accounting principles used by the Fund, the adequacy of internal controls, the responsibilities and fees of the independent accountants, and other matters.  During the fiscal year ended December 31, 200 ~~6~~ 7, the audit committee held three meetings.

The Board of Directors has a standing nominating committee, which consists of Yvonne L. Gray (Chair), David C. Phillips and Mary W. Sullivan, each of whom is an Independent Director.  The purpose of the nominating committee is to review and nominate candidates for positions as Directors to fill vacancies on the Board of Directors.  During the fiscal year ended December 31, 200 ~~6~~ 7, the nominating committee held one meeting. The nominating committee will consider Director candidates recommended in writing by shareholders. Recommendations should be addressed to Summit Mutual Funds, 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202.

As of December 31, 200 ~~6~~ 7, Directors owned outstanding shares of the Portfolios as follows:

Name of Director	Dollar Range of Equity Securities in the Fund as of 12/31/07	Aggregate Dollar Range of Equity Securities in ALL Registered Investment Companies Overseen by Director in Family of Investment Companies
Theodore H. Emmerich	Over $100,000	$50,001 - $100,000
Yvonne L. Gray	$1 - $10,000	$10,001 - $50,000
Michael K. Keating	$50,000 - $100,000	$50,001 - $100,000
David C. Phillips	Over $100,000	$50,001 - $100,000

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Mary W. Sullivan	Over $100,000	$100,001 - $500,000
Steven R. Sutermeister	Over $100,000	Over $500,000

As of the date of this Statement of Additional Information, officers and directors of Summit Mutual Funds, as a group, owned less than 1% of the outstanding shares of Summit Mutual Funds.  Directors who are not officers or employees of The Union Central Life Insurance Company ("Union Central") or the Funds' investment adviser are paid a fee plus actual out-of-pocket expenses by Summit Mutual Funds for each meeting of the Board of Directors attended.  Total fees and expenses incurred for 2007 were $150,457.

As of May 1, 200 ~~7~~ 8, no Director owned beneficially or of record any securities of the investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund.

Compensation Table

(1) Name of Person, Position	(2) Aggregate Compensation From Fund	(3) Pension or Retirement Benefits Accrued As Part of Fund Expenses	(4) Estimated Annual Benefits Upon Retirement	(5) Total Compensation From Fund and Fund Complex Paid to Directors
Theodore H. Emmerich Director	$37,500	NA	NA	$37,500
Yvonne L. Gray Director	26,300	NA	NA	26,300
Michael K. Keating Director	25,500	NA	NA	25,500
David C. Phillips Director	26,900	NA	NA	26,900
Mary W. Sullivan Director	26,000	NA	NA	26,000
Steven R. Sutermeister Director	NA	NA	NA	NA

Investment Adviser

The Fund has entered into an Investment Advisory Agreement with Summit Investment Partners, Inc., whose principal business address is 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202.  The Adviser was incorporated under the laws of Ohio on August 18, 1986, as successor to the advisory business of Carillon Investments, Inc., the investment adviser for the Fund since 1984. The Adviser is a wholly-owned subsidiary of The Union Central Life Insurance Company (“Union Central”). ~~, organized in 1867 under the laws of Ohio.  On January 1, 2006, Union Central converted from an Ohio mutual life insurance company to an Ohio stock life insurance company subsidiary of a new Ohio mutual insurance holding company. The newly formed Ohio mutual insurance holding company immediately merged with and into Ameritas Acacia Mutual Holding Company, a Nebraska mutual insurance holding company, pursuant to an Agreement and Plan of Merger dated January 28, 2005. Upon consummation of the merger, Ameritas Acacia Mutual Holding Company changed its name to UNIFI Mutual Holding Company, and Union Central became an indirect subsidiary of UNIFI Mutual Holding Company .~~

Executive officers and directors of the Adviser who are affiliated with the Fund are:  Steven R. Sutermeister, Director, President and Chief Executive Officer of the Adviser; Thomas G. Knipper, Chief Compliance Officer of the Adviser, Gerald Q. Herbert, Treasurer of the Adviser; and John F. Labmeier, Secretary of the Adviser.

Pursuant to the Investment Advisory Agreement, the Fund has retained the Adviser to manage the investment of the Fund's assets, including the placing of orders for the purchase and sale of Portfolio securities.  The Adviser is at all times subject to the direction and supervision of the Board of Directors of the Fund.

The Adviser continuously furnishes an investment program for each Portfolio and has responsibility for the management of each Portfolio. The Adviser obtains and evaluates such information and advice relating to the economy, securities markets, and specific securities as it considers necessary or useful to continuously manage the assets of the Portfolios in a manner consistent with their investment objectives, policies and restrictions.  The Adviser considers analyses from various sources, makes necessary investment decisions and effects transactions accordingly.  The Adviser also performs certain administrative functions for the Fund.  The Adviser may utilize the advisory services of subadvisers for one or more of the Portfolios.

Administrator

The Fund has entered into an Administrative Services Agreement with the Adviser under which the Adviser, at its expense, maintains certain of the Fund's books and records (other than those maintained by U.S. Bancorp Fund Services, LLC, by agreement) and furnishes such office space, facilities, equipment, and clerical help as the Fund may reasonably require in the conduct of business.  In addition, the Adviser pays for the services of all executive, administrative, clerical, and other personnel, including officers of the Fund, who are employees of Union Central.  Expenses not expressly assumed by the Adviser under the Agreement will be paid by the Fund.

At a shareholders' meeting on November 9, 2001, the Fund's shareholders approved an amendment to the Investment Advisory Agreement that eliminated certain administrative responsibilities enumerated in the Investment Advisory Agreement for all of the Portfolios and incorporated them into a separate administrative services agreement between the Fund and the Adviser.  The Board of Directors previously approved the amendment on September 26, 2001.  Administrative responsibilities are now covered by a separate administrative services agreement between the Fund and the Adviser, including:

▪

preparing, maintaining, analyzing and reporting on the Portfolios' expenses,

▪

authorizing payment of Fund and Portfolio expenses,

▪

coordinating completion of annual audits,

▪

drafting semi-annual and annual financial statements,

▪

coordinating Board meetings,

▪

preparing and filing reports to the SEC and states, and

▪

coordinating and managing procedures for compliance with federal and state regulations.

A separate administrative service fee of 0.10% of average daily net assets on an annual basis is charged for these services.  Administrative service fees paid during the fiscal years ended December 31, 2007, 2006 and 2005 were $837,172, $753,488 ~~,~~ and $687,279 ~~and $562,853~~  respectively.

Payment of Expenses

Each Portfolio pays all expenses incurred in its operation and a portion of the Fund's general administration expenses allocated on the basis of the asset size of the respective Portfolios, except as otherwise assumed by the Adviser.  Expenses other than the Adviser's fee that are borne directly and paid individually by a Portfolio include, but are not limited to, brokerage commissions, dealer markups, expenses incurred in the acquisition of Portfolio securities, transfer taxes, certain custodian's fees, pricing services used by only one or more Portfolios, and other costs properly payable by only one or more Portfolios.  Expenses that are

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allocated on the basis of the net assets of the respective Portfolios include certain custodian's fees, dividend disbursing agent, transfer agent, bookkeeping service (except annual per Portfolio base charge), pricing, shareholders' and directors' meetings, directors' fees, proxy statement and Prospectus preparation, registration fees and costs, fees and expenses of legal counsel not including employees of the Adviser, membership dues of industry associations, postage, insurance premiums including fidelity bond, and all other costs of the Fund's operation properly payable by the Fund and allocable on the basis of net assets of the respective Portfolios.

~~The~~  The Adviser will pay Total Annual Fund Operating Expenses, exclusive of Acquired Fund fees and expenses, in excess of: .75% for the Russell 2000 Small Cap Index Portfolio Class I, .95% for the Russell 2000 Small Cap Index Portfolio Class F, .65% for the Nasdaq-100 Index Portfolio, 1.25% for the EAFE International Index Portfolio Class I, 1.45% for the EAFE International Index Portfolio Class F, .80% for the S&P MidCap 400 Index Portfolio Class F, and .60% for the S&P 500 Index Portfolio, S&P MidCap 400 Index Portfolio Class I, Balanced Index Portfolio and Lehman Aggregate Bond Index Portfolio.

The Adviser will also pay Total Annual Fund Operating Expenses, exclusive of Acquired Fund fees and expenses, in excess of: .75% for the Inflation Protected Plus Portfolio, Lifestyle ETF Market Strategy Target Portfolio, Lifestyle ETF Market Strategy Conservative Portfolio, Lifestyle ETF Market Strategy Aggressive Portfolio and Natural Resources Portfolio.  The Adviser has agreed to contractually limit its administrative service fee for the Bond Portfolio to the extent that such fee causes the total expense ratio, exclusive of Acquired Fund fees and expenses, of the Portfolio to exceed .75%. ~~Adviser will pay the expenses of the Lifestyle ETF Market Strategy Target Portfolio, the Lifestyle ETF Market Strategy Conservative Portfolio, the Lifestyle ETF Market Strategy Aggressive Portfolio, and the Natural Resources Portfolio, other than the advisory fee and any expenses of Acquired Funds and Notes for that Portfolio, to the extent that such expenses exceed 0.20% of that Portfolio's net assets.  The Adviser will pay the expenses of the Inflation Protected Plus Portfolio, other than the advisory fee and any expenses of Acquired Funds and Notes for the Portfolio, to the extent that such expenses exceed 0.25% of the Portfolio's net assets.  The Adviser will pay the expenses of the S&P MidCap 400 Index Portfolio, Balanced Index Portfolio, Nasdaq-100 Index Portfolio and Lehman Aggregate Bond Index Portfolio, other than the advisory fee and any expenses of Acquired Funds and Notes for that Portfolio, to the extent that such expenses exceed 0.30% of that Portfolio's net assets.  The Adviser will pay the expenses of the S&P 500 Index Portfolio, other than the advisory fee and any expenses of Acquired Funds and Notes for the Portfolio, to the extent that such expenses exceed 0.35% of the Portfolio's net assets.  The Adviser will pay the expenses of the Russell 2000 Small Cap Index Portfolio, other than the advisory fee and any expenses of Acquired Funds and Notes for the Portfolio, to the extent that such expenses exceed 0.40% of the Portfolio's net assets. The Adviser will pay the expenses of the EAFE International Index Portfolio, other than the advisory fee and any expenses of Acquired Funds and Notes for that Portfolio, to the extent that such expenses exceed~~   The Adviser has voluntarily agreed until May 1, 2009 to waive its fees and/or reimburse expenses of the EAFE International Index Portfolio Class I and the EAFE International Index Portfolio Class F, to the extent necessary to limit the Portfolios’ expenses, exclusive of Acquired Fund fees and expenses, to 0.95% and 1.15%, respectively, of the average daily net assets of the Portfolio.  The Adviser has also voluntarily agreed to waive its fees and/or reimburse expenses of the S&P 500 Index Portfolio to the extent necessary to limit all expenses, exclusive of Acquired Fund fees and expenses, to 0.39% of the average daily net assets of the Portfolio until May 1, 2009.

Litigation costs, payment of legal claims or liabilities and any indemnification relating thereto may be directly applicable to a Portfolio or allocated on the basis of the size of the respective Portfolios depending on the nature of the legal claim, liability or lawsuit.  The Board of Directors has determined that this is an appropriate method of expense allocation.

Advisory Fee

As full compensation for the services and facilities furnished to the Fund and expenses of the Fund assumed by the Adviser, the Fund pays the Adviser monthly compensation calculated daily as described in the Prospectus.  The advisory fees do not have any breakpoints.  The compensation paid by each Portfolio for the fiscal years ended December 31, 200 ~~6~~ 7, 200 ~~5~~ 6 and 200 ~~4~~ 5 was as follows:

	2007		2006		2005
Portfolio	Advisory Fee	Expense Reimbursements and Waivers Paid by Adviser	Advisory Fee	Expense Reimbursements and Waivers Paid by Adviser	Advisory Fee	Expense Reimbursements and Waivers Paid by Adviser
Zenith Portfolio	$405,607	$---	$360,188	$---	$333,933	$---
Bond Portfolio	130,789	20,563	134,898	16,623	158,588	28,942
Lifestyle ETF Market Strategy Target Portfolio	7,294	44,247	7	2,701
Lifestyle ETF Market Strategy Aggressive Portfolio	3,845	44,665	7	2,701
Lifestyle ETF Market Strategy Conservative Portfolio	3,761	44,640	7	2,701
Natural Resources Portfolio	4,739	48,065	11	2,725
Inflation Protected Plus Portfolio	5,216	47,184	41	2,714
S&P 500 Index Portfolio	786,587	187,215	740,654	115,722	801,303	269,654
S&P MidCap 400 Index Portfolio	470,036	---	415,239	---	333,126	---
Russell 2000 Small Cap Index Portfolio	343,608	---	305,280	---	240,936
EAFE International Index Portfolio	407,759	228,917	296,818	177,761	281,109	275,408
Nasdaq-100 Index Portfolio	103,639	16,937	89,243	28,542	90,596	29,652
Balanced Index Portfolio	83,529	25,509	86,482	26,949	92,753	30,791
Lehman Aggregate Bond Portfolio	124,795	---	114,804		106,091	10,065

Investment Advisory Agreement

Unless earlier terminated as described below, the Investment Advisory Agreement will continue in effect from year to year if approved annually: (a) by the Board of Directors of the Fund or by a majority of the outstanding shares of the Fund, including a majority of the outstanding shares of each Portfolio; and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined by the 1940 Act) of any such party.  The Investment Advisory Agreement is not assignable and may be terminated without penalty by the Fund on 60 days notice, and by the Adviser on 90 days notice.

The Investment Advisory Agreement provides that the Adviser shall not be liable to the Fund or to any shareholder for any error of judgment or mistake of law or for any loss suffered by the Fund or by any shareholder in connection with matters to which the Investment Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard on the part of the Adviser in the performance of its duties thereunder.  In the case of administrative services, the Adviser will be held to the same standard of liability.

The Investment Advisory Agreement in no way restricts the Adviser from acting as investment manager or adviser to others.

If the question of continuance of the Investment Advisory Agreement (or adoption of any new Agreement) is presented to shareholders, continuance (or adoption) with respect to a Portfolio shall be effective only if approved by a majority vote of the outstanding voting securities of that Portfolio.  If the shareholders of any

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one or more of the Portfolios should fail to approve the Agreement, the Adviser may nonetheless serve as an adviser with respect to any Portfolio whose shareholders approved the Agreement.

Investment Subadvisory Agreement

Pursuant to a Subadvisory Agreement between the Adviser and World Asset Management, Inc. ("WAM"), 255 E. Brown Street, Suite 250, Birmingham, MI 48009, a wholly-owned subsidiary of Comerica, Inc., WAM serves as subadviser for the EAFE International Index Portfolio.  Although the Fund is not a party to this Subadvisory Agreement, the Subadvisory Agreement provides that continuation and termination are subject to the same requirements as the Investment Advisory Agreement between the Adviser and the Fund.  WAM is subject to the same supervision by the Board of Directors as is the Adviser.  The Adviser will pay WAM a monthly fee computed on a daily basis, at an annual rate,  ~~of~~ equal to: 0.10% of the first $100 million of the Portfolio’s daily net assets, 0.06% of the next $100 million of daily net assets, and 0.03% of daily net assets in excess of $200 million  ~~.10% of the current value of the Portfolio's net assets~~ ..  The fee is paid by the Adviser, not the Fund. The fee paid in 200 ~~6~~ 7 was $68,112 ~~51,463~~ , in 200 ~~5~~ 6 was $51,463 ~~49,294~~ , and in 200 ~~4~~ 5 was $49,294 ~~24,430~~ .. The sole shareholder of the Portfolio approved the Investment Subadvisory Agreement on December 26, 2000.

Service Agreement

Under a General Administrative Services Agreement, effective January 1, 2006, among the Adviser, Summit Investment Advisors, Inc. (SIA) ~~Union Central~~ and other companies within the UNIFI Holding Company enterprise, those entities have agreed to make available to the Adviser the services of certain employees of ~~Union Central~~ SIA on a part-time basis for the purpose of better enabling the Adviser to fulfill its obligations to the Fund.  Pursuant to the General Administrative Services Agreement, the Adviser shall reimburse SIA ~~Union Central~~ for all costs allocable to the time spent on the affairs of the Adviser by the employees provided by SIA ~~Union Central~~ ..  In performing their services for the Adviser, the specified employees shall report and be solely responsible to the officers and directors of the Adviser or persons designated by them.  SIA ~~Union Central~~ shall have no responsibility for the investment recommendations or decisions of the Adviser.  The obligation of performance under the Investment Advisory Agreement is solely that of the Adviser and SAI ~~Union Central~~ undertakes no obligation in respect thereto except as otherwise expressly provided in the General Administrative Services Agreement. The fee paid by the Adviser in 2007 was $1,329,000 and ~~to Union Central~~ in 2006 was $1,708,000.

Securities Activities of Adviser

Securities held by a Portfolio may also be held by Union Central or by other separate accounts or mutual funds for which the Adviser acts as an adviser.  Because of different investment objectives or other factors, a particular security may be bought by Union Central or by the Adviser or for one or more of its clients, when one or more other clients are selling the same security.  If purchases or sales of securities for one or more of the Fund's Portfolios or other clients of the Adviser or Union Central arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the Fund's Portfolios, Union Central, and other clients in a manner deemed equitable to all.  To the extent that transactions on behalf of more than one client of the Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of a Portfolio as well as other accounts or companies, it may but will not be obligated to the extent permitted by applicable laws and regulations, to aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other accounts or companies in order to obtain more favorable execution and lower brokerage commissions.  In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in a manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio(s) and to such other accounts or companies.  In some cases this procedure may adversely affect the size of the position obtainable for a Portfolio.

Code of Ethics

The Adviser, the Underwriter and the Fund have each adopted a code of ethics under Rule 17j-1 of the 1940 Act.  Each code of ethics applies to the personal investing activities of the directors, officers and certain employees of the Adviser, the Fund or the Underwriter as applicable.  Employees of the Adviser are permitted to make personal securities transactions, including securities that may be held or purchased by the Funds, subject to the requirements and restrictions set forth in the Adviser's code of ethics.  Employees of the Underwriter are also permitted to make personal securities transactions, including securities that may be held or purchased by the Funds, subject to the requirements and restrictions set forth in the Underwriter's code of ethics.

Each code of ethics contains provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of clients such as the Fund.  Among other things, each code of ethics, which generally complies with standards recommended by the Investment Company Institute's Advisory Group on Personal Investing, prohibits certain types of transactions absent prior approval, imposes time periods during which personal transactions may not be made in certain securities, and requires the submission of duplicate broker confirmations and monthly reporting of securities transactions.  Additional restrictions apply to portfolio managers, traders, research analysts and others involved in the investment advisory process.  Exceptions to these and other provisions of the codes of ethics may be granted in particular circumstances after review by appropriate personnel.

PORTFOLIO MANAGERS

Zenith Portfolio

James R. McGlynn and Yvonne M. Bishop are primarily responsible for the day-to-day management of the Zenith Portfolio.

Other Accounts Managed

Mr. McGlynn and Ms. Bishop also are primarily responsible for the day-to-day management of other registered investment companies and other accounts, as indicated below.  The following table identifies, as of December 31, 200 ~~6~~ 7, the number of, and total assets of, other registered investment companies (other than the Portfolio), pooled investment vehicles and other accounts managed.

	Other Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
James R. McGlynn	7	$226,440,677	N/A	N/A	4	$62,403,119
Yvonne. M. Bishop	2	218,237,937	N/A	N/A	4	62,403,119

As of December 31, 200 ~~6~~ 7, none of the accounts managed by the portfolio managers had advisory fee arrangements based on the performance of the account.

Compensation

The structure of portfolio management compensation is consistent, based on the level of the employee and consists of: benefits that are available generally to all salaried employees; a fixed base salary based on industry market compensation surveys; short-term incentive compensation calculated as a percentage of base salary and based on various criteria, including adviser annual profitability compared to its budget and assets under management, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.) calculated on a dollar-weighted basis among accounts with the same investment objectives; and a long-term incentive compensation plan based on the performance of the

Adviser and its parent.

Conflicts of Interest

From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Portfolio on the one hand, and the management of other registered investment companies and other accounts (collectively, "other accounts") on the other. Other accounts might have similar investment objectives or strategies as the Portfolio, track the same indexes the Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolio. The other accounts might also have different investment objectives or strategies than the Fund.

Knowledge and Timing of Fund Trades.  A potential conflict of interest may arise as a result of the portfolio manager's day-to-day management of the Portfolio.  Because of their positions with the Portfolio, the portfolio managers know the size, timing and possible market impact of the Portfolio's trades.  It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts they manage and to the possible detriment of the Portfolio.

Investment Opportunities.  A potential conflict of interest may arise as a result of the portfolio manager's management of a number of accounts with varying investment guidelines.  Often, an investment opportunity may be suitable for both the Portfolio and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Portfolio and another account. The Investment Manager has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Ownership of Fund Shares

The table below sets forth the value of shares beneficially owned by the portfolio managers in the Portfolio managed as of December 31, 200 ~~6~~ 7.

Portfolio Manager	Dollar Range in Zenith Portfolio and Everest Fund
James R. McGlynn	$500,001 to $1,000,000
Yvonne M. Bishop	$10,000 to $50,000

Bond Portfolio

Gary R. Rodmaker, Michael J. Schultz and D. Scott Keller are primarily responsible for the day-to-day management of the Bond Portfolio.

Other Accounts Managed

Messrs. Rodmaker, Schultz and Keller also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below.  The following table identifies, as of December 31, 200 ~~6~~ 7 the number of, and total assets of, other registered investment companies (other than the Portfolio), pooled investment vehicles and other accounts managed.

	Other Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
Gary R. Rodmaker	15	$848,961,533	N/A	N/A	8	$2,428,370,969
Michael J. Schultz	7	65,087,499	N/A	N/A	7	2,148,462,795
D. Scott Keller	6	36,743,207	N/A	N/A	5	2,234,340,003

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As of December 31, 200 ~~6~~ 7, none of the accounts managed by the portfolio managers had advisory fee arrangements based on the performance of the account.

Compensation

The structure of portfolio management compensation is consistent based on the level of the employee and consists of: benefits that are available generally to all salaried employees; a fixed base salary based on industry market compensation surveys; short-term incentive compensation calculated as a percentage of base salary and based on various criteria, including adviser annual profitability compared to its budget and assets under management, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.) calculated on a dollar-weighted basis among accounts with the same investment objectives; and a long-term incentive compensation plan based on the performance of the Adviser and its parent.

Conflicts of Interest

From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Portfolio on the one hand, and the management of other registered investment companies and other accounts (collectively, "other accounts") on the other. Other accounts might have similar investment objectives or strategies as the Portfolio, track the same indexes the Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolio. The other accounts might also have different investment objectives or strategies than the Portfolio.

Knowledge and Timing of Fund Trades.  A potential conflict of interest may arise as a result of the portfolio manager's day-to-day management of the Portfolio.  Because of their positions with the Portfolio, the portfolio managers know the size, timing and possible market impact of the Portfolio's trades.  It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts they manage and to the possible detriment of the Portfolio.

Investment Opportunities.  A potential conflict of interest may arise as a result of the portfolio manager's management of a number of accounts with varying investment guidelines.  Often, an investment opportunity may be suitable for both the Portfolio and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Portfolio and another account. The Investment Manager has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Ownership of Fund Shares

The table below sets forth the value of shares beneficially owned by the portfolio managers in the Portfolios managed as of December 31, 200 ~~6~~ 7.

Portfolio Manager	Dollar Range in Bond Portfolio and Bond Fund
Gary R. Rodmaker	$10,001 - $50,000
Michael J. Schultz	None
D. Scott Keller	None

Inflation Protected Plus Portfolio

Gary R. Rodmaker, Michael J. Schultz and D. Scott Keller are primarily responsible for the day-to-day management of the Inflation Protected Plus Portfolio.

Other Accounts Managed

Messrs. Rodmaker, Schultz and Keller are also part of the management team of other registered investment companies, other pooled investment vehicles and other accounts, as indicated below.  The following table identifies, as of December 31, 200 ~~6~~ 7, the number of, and total assets of, other registered investment companies (other than the Portfolio), pooled investment vehicles and other accounts managed.

	Other Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
Gary R. Rodmaker	~~14~~ 15	$939,248,433	N/A	N/A	8	$2,428,370,969
Michael J. Schultz	7	155,374,399	N/A	N/A	7	2,148,462,795
D. Scott Keller	6	127,030,107	N/A	N/A	5	2,234,340,003

As of December 31, 200 ~~6~~ 7, none of the accounts managed by the portfolio managers had advisory fee arrangements based on the performance of the account.

Compensation

The structure of portfolio management compensation is consistent based on the level of the employee and consists of: benefits that are available generally to all salaried employees; a fixed base salary based on industry market compensation surveys; short-term incentive compensation calculated as a percentage of base salary and based on various criteria, including adviser annual profitability compared to its budget and assets under management, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.) calculated on a dollar-weighted basis among accounts with the same investment objectives; and a long-term incentive compensation plan based on the performance of the Adviser and its parent.

Conflicts of Interest

From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Portfolio on the one hand, and the management of other registered investment companies and other accounts (collectively, "other accounts") on the other. Other accounts might have similar investment objectives or strategies as the Portfolio, track the same indexes the Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolio.  The other accounts might also have different investment objectives or strategies than the Portfolio.

Knowledge and Timing of Fund Trades.  A potential conflict of interest may arise as a result of the portfolio manager's day-to-day management of the Portfolio.  Because of their positions with the Portfolio, the portfolio managers know the size, timing and possible market impact of the Portfolio's trades.  It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts they manage and to the possible detriment of the Portfolio.

Investment Opportunities.  A potential conflict of interest may arise as a result of the portfolio manager's management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both the Portfolio and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully.  Similarly, there may be limited opportunity to sell an investment held by the Portfolio and another account.  The Investment Manager has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Ownership of Fund Shares

The Portfolio Managers had no investments in shares of the Inflation Protected Plus Portfolio as of December 31, 200 ~~6~~ 7.

Lifestyle ETF Market Strategy Target Portfolio, the Lifestyle ETF Market Strategy Conservative Portfolio, the Lifestyle ETF Market Strategy Aggressive Portfolio, and the Natural Resources Portfolio

Steven R. Sutermeister, Gary R. Rodmaker, James R. McGlynn, Michael J. Schultz and D. Scott Keller are primarily responsible for the day-to-day management of the Lifestyle ETF Market Strategy Target

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Portfolio, the Lifestyle ETF Market Strategy Conservative Portfolio, the Lifestyle ETF Market Strategy Aggressive Portfolio, and the Natural Resources Portfolio.

Other Accounts Managed

Messrs. Sutermeister, Rodmaker, McGlynn, Schultz and Keller also are primarily responsible for the day-to-day management of other registered investment companies and other accounts, as indicated below.  The following table identifies, as of December 31, 200 ~~6~~ 7 the number of, and total assets of, other registered investment companies (other than the Portfolios), pooled investment vehicles and other accounts managed.

	Other Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
Steven R. Sutermeister	0	$0	N/A	N/A	0	$0
Gary R. Rodmaker	12	932,203,141	N/A	N/A	8	$2,428,370,969
James R. McGlynn	3	277,356,982	N/A	N/A	4	$62,403,119
Michael J. Schultz	4	148,329,107	N/A	N/A	7	2,148,462,795
D. Scott Keller	3	119,984,814	N/A	N/A	5	2,234,340,003

As of December 31, 200 ~~6~~ 7, none of the accounts managed by the portfolio managers had advisory fee arrangements based on the performance of the account.

Compensation

The structure of portfolio management compensation is consistent based on the level of the employee and consists of: benefits that are available generally to all salaried employees; a fixed base salary based on industry market compensation surveys; short-term incentive compensation calculated as a percentage of base salary and based on various criteria, including adviser annual profitability compared to its budget and assets under management, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.) calculated on a dollar-weighted basis among accounts with the same investment objectives; and a long-term incentive compensation plan based on the performance of the Adviser and its parent.

Conflicts of Interest

From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Portfolio on the one hand, and the management of other registered investment companies and other accounts (collectively, "other accounts") on the other. Other accounts might have similar investment objectives or strategies as the Portfolio, track the same indexes the Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolio. The other accounts might also have different investment objectives or strategies than the Portfolio.

Knowledge and Timing of Fund Trades.  A potential conflict of interest may arise as a result of the portfolio manager's day-to-day management of the Portfolio.  Because of their positions with the Portfolio, the portfolio managers know the size, timing and possible market impact of the Portfolio's trades.  It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts they manage and to the possible detriment of the Portfolio.

Investment Opportunities.  A potential conflict of interest may arise as a result of the portfolio manager's management of a number of accounts with varying investment guidelines.  Often, an investment opportunity may be suitable for both the Portfolio and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Portfolio and another account. The Investment Manager has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Ownership of Fund Shares

The Portfolio Managers had no investments in shares of these Portfolios as of December 31, 200 ~~6~~ 7.

S&P 500 Index Portfolio, S&P MidCap 400 Index Portfolio, Balanced Index Portfolio, Russell 2000 Small Cap Index Portfolio, Nasdaq-100 Index Portfolio and Lehman Aggregate Bond Index Portfolio

Gary R. Rodmaker ~~, Nick J. Kotsonis~~ and Kevin P. Aug are primarily responsible for the day-to-day management of the S&P 500 Index, S&P MidCap 400 Index, Balanced Index, Russell 2000 Small Cap Index, Nasdaq-100 Index, and Lehman Aggregate Bond Index Portfolios.

Other Accounts Managed

Messrs. Rodmaker ~~, Kotsonis~~ and Aug are also part of the management team of other registered investment companies, other pooled investment vehicles and other accounts, as indicated below.  The following table identifies, as of December 31, 200 ~~6~~ 7 the number of, and total assets of, other registered investment companies (other than the Portfolios), pooled investment vehicles and other accounts managed.

	Other Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
Gary R. Rodmaker	10	$266,502,820	N/A	N/A	8	$2,428,370,969
Kevin P. Aug	2	114,208,410	N/A	N/A	4	194,030,966

As of December 31, 200 ~~6~~ 7, none of the accounts managed by the portfolio managers had advisory fee arrangements based on the performance of the account.

Compensation

The structure of portfolio management compensation is consistent based on the level of the employee and consists of: benefits that are available generally to all salaried employees; a fixed base salary based on industry market compensation surveys; short-term incentive compensation calculated as a percentage of base salary and based on various criteria, including adviser annual profitability compared to its budget and assets under management, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.) calculated on a dollar-weighted basis among accounts with the same investment objectives; and a long-term incentive compensation plan based on the performance of the Adviser and its parent.

Conflicts of Interest

From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Portfolio on the one hand, and the management of other registered investment companies and other accounts (collectively, "other accounts") on the other. Other accounts might have similar investment objectives or strategies as the Portfolio, track the same indexes the Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolio.  The other accounts might also have different investment objectives or strategies than the Portfolio.

Knowledge and Timing of Fund Trades.  A potential conflict of interest may arise as a result of the portfolio managers' day-to-day management of the Portfolio.  Because of their positions with the Portfolio, the portfolio managers know the size, timing and possible market impact of the Portfolio's trades.  It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of the Portfolio.

Investment Opportunities.  A potential conflict of interest may arise as a result of the portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both the Portfolio and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully.  Similarly, there may be limited opportunity to sell an investment held by the Portfolio and another account.

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The Investment Manager has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Ownership of Fund Shares

The table below sets forth the value of shares beneficially owned by the portfolio managers in the Portfolios as of December 31, 2007.

Portfolio Manager	Dollar Range in Index Accounts
	S&P 500 Index Portfolio	S&P MidCap 400 Index Portfolio	Balanced Index Portfolio	Russell 2000 Small Cap Portfolio	Nasdaq-100 Index Portfolio	Lehman Aggregate Bond Index Portfolio
Gary R. Rodmaker	$50,001 - $100,000	$1 -$10,000	None	$1- $10,000	$1- $10,000	None
Kevin P. Aug	$1 -$10,000	None	None	None	$1 -$10,000	None

EAFE International Portfolio

Theodore D. Miller of World Asset Management, Inc. ("WAM"), a wholly-owned subsidiary of Comerica, Inc. is the portfolio manager of the EAFE International Portfolio.

Other Accounts Managed

Mr. Miller is also part of the management team of other registered investment companies, other pooled investment vehicles and other accounts, as indicated below.  The following table identifies, as of December 31, 200 ~~6~~ 7, the number of, and total assets of, other registered investment companies (other than the Portfolios), pooled investment vehicles and other accounts managed.

Portfolio Manager	Registered Investment Company Accounts	Assets Managed ($ millions)	Pooled Investment Vehicle Accounts	Assets Managed ($ millions)	Other Accounts	Assets Managed ($ millions)	Total Assets Managed ($ millions)
Theodore D. Miller	2	$310.5	10	$3,578.6	11	$1.0	$3,890.1

As of December 31, 200 ~~6~~ 7, none of the accounts managed by the portfolio manager had advisory fee arrangements based on the performance of the account.

Portfolio Manager Conflicts of Interest.

As indicated in the table above, portfolio managers at WAM may manage numerous accounts for multiple clients.  These client accounts may include registered investment companies, other types of pooled accounts (e.g., collective investment funds), and separate accounts (i.e., accounts managed on behalf of individuals or public or private institutions).  Portfolio managers at WAM may make investment decisions for each account based on the investment objectives and policies and other relevant investment considerations applicable to that portfolio.  A summary of certain potential conflicts of interest is provided below.  Please note, however, that this summary is not intended to describe every possible conflict of interest that a portfolio manager may face.

Potential Conflicts Relating to the Interests of Comerica:  Comerica is engaged through its subsidiaries in a wide variety of banking, insurance, broker-dealer, asset management, and other activities.  Comerica and its subsidiaries therefore have business relationships, or may be in competition, with many issuers of securities.  If a portfolio manager knows of these relationships or thinks that they may exist, the portfolio manager may have an incentive to vote securities held or, in the case of actively managed accounts, purchase or sell these securities or otherwise manage client accounts in a manner designed to benefit Comerica.

Potential Conflicts Relating to Managing Multiple Advised Accounts:  Even if there is no financial or other advantage to a portfolio manager, WAM or Comerica, a portfolio manager managing assets for multiple clients must make decisions that could be deemed to benefit some clients more than others, or benefit some clients to the detriment of others.  In addition, the time and attention devoted to a single account by a portfolio manager will vary across accounts.

WAM portfolio managers are subject to numerous compliance policies and procedures, including Codes of Ethics and brokerage and trade allocation policies and procedures, which seek to address the conflicts associated with managing multiple accounts for multiple clients.  Furthermore, senior personnel at   WAM periodically review the performance of all WAM portfolio managers.  However, there can be no assurance that the Investment Conflicts Committee and the compliance programs will achieve their intended result.

Portfolio Manager Compensation.  The compensation package for portfolio managers at WAM, consists of three elements: fixed base salary; short-term incentive in the form of an annual bonus; and long-term incentive in the form of company equity interests.  Comerica also provides a competitive benefits package, including health and welfare benefits and retirement benefits in the form of a 401(k) plan.

WAM offers industry-competitive salaries based on the skills and experience of the portfolio manager as well as responsibilities of the position.

An overall firm bonus pool is earned based on meeting key corporate initiatives and objectives.  Members of the portfolio management team are eligible to earn a bonus based on that pool.  Individual bonuses for all members of the portfolio management team are influenced by the profitability of the firm as well as meeting key departmental objectives.  In determining portfolio manager bonuses, WAM considers a variety of factors, including qualitative elements such as leadership, team interaction and results, client satisfaction, and overall contribution to the firm's success as well as the profitability of the firm.

Portfolio managers are also eligible for long-term incentives in the form of (1) options to purchase shares of Comerica Inc. and / or (2) restricted shares of Comerica Incorporated stock.  These programs provide additional incentives to retain key personnel within WAM as well as our parent company, Comerica, Inc.

Ownership of Fund Shares.  As of December 31, 200 ~~6~~ 7, Mr. Miller did not own any securities of the EAFE International Index Portfolio.

DETERMINATION OF NET ASSET VALUE

The per share NAV of each Portfolio is determined by dividing the total value of its securities and other assets, less liabilities, by the total number of shares outstanding.  The offering price for a share of each Portfolio is its NAV per share.  As described in the Prospectus, the per share NAV of each Portfolio is determined once daily, Monday through Friday as of the close of regular trading on the New York Stock Exchange ("NYSE") (normally 4:00 p.m., Eastern Time), on days during which there are purchases or redemptions of Fund shares, except: (i) when the NYSE is closed (currently New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day); and (ii) any day on which changes in the value of the portfolio securities of the Portfolio will not materially affect the current net asset value of the shares of a Portfolio.

Securities held by the Portfolios, except for money market instruments maturing in 60 days or less, will be valued as follows:  Securities which are traded on stock exchanges (including securities traded in both the

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over-the-counter market and on exchange), or listed on the NASDAQ National Market System, are valued at the last sales price as of the close of the NYSE on the day the securities are being valued, or, lacking any sales, at the closing bid prices. Alternatively, NASDAQ listed securities may be valued on the basis of the NASDAQ Official Closing Price.  Securities traded only in the over-the-counter market are valued at the last bid prices quoted at the close of trading on the NYSE by brokers that make markets in the securities.  Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith in accordance with procedures adopted by the Board of Directors.

Money market instruments with a remaining maturity of 60 days or less are valued on an amortized cost basis.  Under this method of valuation, the instrument is initially valued at cost (or in the case of instruments initially valued at market value, at the market value on the day before its remaining maturity is such that it qualifies for amortized cost valuation); thereafter, a Portfolio assumes a constant proportionate amortization in value until maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.  While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price that would be received upon sale of the instrument.

Generally, trading in foreign securities traded on equity markets outside the U.S., corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the NAV of each Portfolio's shares generally are determined at such time. Foreign currency exchange rates are determined at the close of the NYSE.  Occasionally, events affecting the values of such securities may occur between the times at which such values are determined and the close of the NYSE.  If events affecting the value of securities occur during such a period, and a Portfolio's NAV is materially affected by such changes in the value of the securities, then these securities may be valued at their fair value as determined in good faith by or under the supervision of the Board of Directors.  The Board of Directors has enacted fair valuation procedures that provide for using FT Interactive Data's (IDC) Fair Value Information Service.  When a Portfolio's management determines that a significant event has occurred requiring the consideration of fair valuation procedures in regard to affected foreign securities, the Portfolio's IDC Accountant will adjust each security's local market closing price using IDC's "Evaluated Adjustment Factor" whenever their model indicates within the statistical confidence factor stated in the Portfolios' policy that the adjusted value is more indicative of fair value than the local closing price.

PURCHASE AND REDEMPTION OF SHARES

The Fund offers shares of the Summit Pinnacle Series of Portfolios, at net asset value and without sales charge, only to separate accounts of The Union Central Life Insurance Company and separate accounts of other affiliated or unaffiliated life insurance companies. It is possible that at some later date the Fund may offer shares to other investors, consistent with applicable securities and tax regulations.

The Fund is required to redeem all full and fractional shares of the Fund for cash at the net asset value per share.  Payment for shares redeemed will generally be made within seven days after receipt of a proper notice of redemption.  The right to redeem shares or to receive payment with respect to any redemption may be suspended only for any period during which: (a) trading on the NYSE is restricted as determined by the SEC or such exchange is closed for other than weekends and holidays; (b) an emergency exists, as determined by the SEC, as a result of which disposal of Portfolio securities or determination of the net asset value of a Portfolio is not reasonably practicable; and (c) the SEC by order permits postponement for the protection of shareholders.

TAXES

The following is a summary of certain United States federal income tax consequences relating to the ownership of shares in the Fund by the separate accounts of insurance companies for the purpose of funding variable insurance policies.  Unless otherwise stated, this summary deals only with the status of each Portfolio as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the application of the diversification rules under section 817(h) of the Code.  It does not deal with any other federal, state, local or foreign tax consequences, including the possible effect of leveraged investments or the treatment of hedging devices.  It also does not deal with insurance companies that are not domiciled in the United States.  This summary is based on the Code, United States Treasury regulations thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.  Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Fund.

Each Portfolio of the Fund will be treated as a separate entity for federal income tax purposes.  Each Portfolio has qualified and has elected to be taxed as a "regulated investment company" under the provisions of Subchapter M of the Code.  If a Portfolio qualifies as a "regulated investment company" and complies with the provisions of the Code by distributing substantially all of its net income (both ordinary income and capital gain), the Portfolio will be relieved from federal income tax on the amounts distributed.

In order to qualify as a regulated investment company, in each taxable year each Portfolio must, among other things: (a) derive at least 90 percent of its gross income from dividends, interest, payments with respect to loans of securities, and gains from the sale or other disposition of stocks or securities or foreign currencies (subject to the authority of the Secretary of the Treasury to exclude certain foreign currency gains), net income derived from an interest in a qualified publicly traded partnership, or other income (including, but not limited to, gains from options, futures, or forward contracts which are ancillary to the Portfolio's principal business of investing in stocks or securities or options and futures with respect to stocks or securities) derived with regard to its investing in such stocks, securities or currencies; and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the value of the Portfolio's total assets is represented by cash and cash items, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Portfolio's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities and the securities of other regulated investment companies), of two or more issuer's which the Portfolio controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships.

As a regulated investment company, a Portfolio generally is not subject to U.S. federal income tax on income and gains that it distributes to shareholders, if at least 90% of the Portfolio's investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gains over net long-term capital losses) for the taxable year is distributed. Each Portfolio intends to distribute all or substantially all of such income.

Amounts not distributed by a Portfolio on a timely basis in accordance with a calendar year distribution requirement may be subject to a nondeductible four percent (4%) excise tax.  To avoid the tax, a Portfolio must distribute during each calendar year, (1) at least ninety-eight percent (98%) of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) at least ninety-eight percent (98%) of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the twelve-month period ending on October 31 of the calendar year, and (3) all ordinary income and capital gains for

Pinnacle SAI-48

previous years that were not distributed during such years.  These excise tax provisions do not generally apply to a regulated investment company, like the Portfolios, all of whose shareholders are the segregated asset accounts of life insurance companies funding variable contracts.  (For this purpose, any shares of a Portfolio attributable to an investment in the Portfolio not exceeding $250,000 made in connection with the organization of the Portfolio will not be taken into account.)  Accordingly, if this condition regarding the ownership of shares of a Portfolio is met, the excise tax will be inapplicable to the Portfolio.

Interests in a Portfolio will be held by insurance company separate accounts that are subject to the requirements of section 817(h) of the Code and the Treasury Regulations thereunder, which impose certain investment diversification requirements (the "Diversification Rules") with respect to assets held in such separate accounts.  These rules apply to the investments made by separate accounts or their subaccounts (such accounts or subaccounts are referred to as "segregated asset accounts") that are used to fund benefits under variable life insurance and annuity contracts.  Each Portfolio intends to comply with the Diversification Rules.

The Diversification Rules generally require that on the last day of each quarter of a calendar year (or generally within 30 days thereafter) no more than 55% of the value of a Portfolio's assets can be represented by any one investment; no more than 70% can be represented by any two investments; no more than 80% can be represented by any three investments; and no more than 90% can be represented by any four investments.  For purposes of these rules, all securities of the same issuer generally are treated as a single investment, but each U.S. government agency or instrumentality is treated as a separate issuer.  Failure by a Portfolio to both qualify as a regulated investment company and to satisfy the Diversification Rules would generally cause the variable contracts to lose their favorable tax status and require a contract owner to include in ordinary income any income accrued under the contracts for the current and all prior taxable years.  Under certain circumstances described in the applicable Treasury regulations, inadvertent failure to satisfy the applicable Diversification Rules may be corrected, but such a correction would require a payment to the Internal Revenue Service based on the tax contract owners would have incurred if they were treated as receiving the income on the contract for the period during which the Diversification Rules were not satisfied.  Any such failure may also result in adverse tax consequences for the insurance company issuing the contracts.  Failure by a Portfolio to qualify as a regulated investment company would also subject it to federal and state income taxation on all of its taxable income and gain, whether or not distributed to shareholders.

For a variable life insurance contract or a variable annuity contract to qualify for tax deferral, assets in the separate accounts supporting the contract must be considered to be owned by the insurance company and not by the contract owner.  Under current U.S. tax law, if a contract owner has excessive control over the investments made by a separate account, or the underlying fund, the contract owner will be taxed currently on income and gains from the account or fund.  In other words, in such a case of "investor control" the contract owner would not derive the tax benefits normally associated with variable life insurance or variable annuities.

Generally, according to the IRS, there are two ways that impermissible investor control may exist.  The first relates to the design of the contract or the relationship between the contract and a separate account or underlying fund.  For example, at various times, the IRS has focused on, among other factors, the number and type of investment choices available pursuant to a given variable contract, whether the contract offers access to funds that are available to the general public, the number of transfers that a contract owner may make from one investment option to another, and the degree to which a contract owner may select or control particular investments.

With respect to this first aspect of investor control, the Fund believes that the design of the contracts and the relationship between the contracts and the Portfolios satisfy the current view of the IRS on this subject, such that the investor control doctrine should not apply.  However, because of some uncertainty with respect to this subject and because the IRS may issue further guidance on this subject, the Fund reserves the right to make such changes as it deem necessary or appropriate to reduce the risk that a contract might not qualify as a life insurance contract or as an annuity for tax purposes.

The second way that impermissible investor control might exist concerns your actions.  Under the IRS pronouncements, you may not select or control particular investments, other than choosing among broad investment choices such as selecting a particular Portfolio.  You may not select or direct the purchase or sale of a particular investment of a Portfolio.  All investment decisions concerning a Portfolio must be made by the portfolio manager for such Portfolio in his or her sole and absolute discretion, and not by the contract owner.  Furthermore, under the IRS pronouncements, you may not communicate directly or indirectly with such a portfolio manager or any related investment officers concerning the selection, quality, or rate of return of any specific investment or group of investments held by a Portfolio.

Finally, the IRS may issue additional guidance on the investor control doctrine, which might further restrict your actions or features of the variable contract.  Such guidance could be applied retroactively.  If any of the rules outlined above are not complied with, the IRS may seek to tax you currently on income and gains from a Portfolio such that you would not derive the tax benefits normally associated with variable life insurance or variable annuities.  Although highly unlikely, such an event may have an adverse impact on the Fund and other variable contracts.

For information concerning the federal income tax consequences to the owners of a variable contract or policy, such owners should consult the prospectuses for their particular contract or policy.

The discussion of "Taxes" in the Prospectus, in conjunction with the foregoing, is a general and abbreviated summary of the applicable provisions of the Code and Treasury Regulations currently in effect as interpreted by the Courts and the Internal Revenue Service.

CUSTODIAN, TRANSFER AND DIVIDEND DISBURSING AGENT

The Northern Trust Company, 50 South LaSalle St., Chicago, Illinois 60675, acts as custodian of the Fund's assets.  U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701, 1-888-259-7565, is the Fund's bookkeeping, transfer and dividend disbursing agent.

PORTFOLIO TRANSACTIONS AND BROKERAGE

The Adviser is primarily responsible for the investment decisions of each Portfolio, including decisions to buy and sell securities, the selection of brokers and dealers to effect the transactions, the placing of investment transactions, and the negotiation of brokerage commissions, if any.  No Portfolio has any obligation to deal with any dealer or group of dealers in the execution of transactions in Portfolio securities.  In placing orders, it is the policy of the Fund to obtain the most favorable net results, taking into account various factors, including price, dealer spread or commission, if any, size of the transaction, and difficulty of execution.  While the Adviser generally seeks reasonably competitive spreads or commissions, the Portfolios will not necessarily be paying the lowest spread or commission available.

If the securities in which a particular Portfolio of the Fund invests are traded primarily in the over-the-counter market, where possible the Portfolio will deal directly with the dealers who make a market in the securities involved unless better prices and execution are available elsewhere.  Such dealers usually act as principals for their own account.  On occasion, securities may be purchased directly from the issuer.  Bonds and money market instruments are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes.  The cost of Portfolio securities transactions of each Portfolio will consist primarily of brokerage commissions or dealer or underwriter spreads.

Pinnacle SAI-50

While the Adviser seeks to obtain the most favorable net results in effecting transactions in the Portfolio securities, brokers who provide supplemental investment research to the Adviser may receive orders for transactions by the Fund.  Such supplemental research service ordinarily consists of assessments and analyses of the business or prospects of a company, industry, or economic sector.  If, in the judgment of the Adviser, the Fund will be benefited by such supplemental research services, the Adviser is authorized to pay commissions to brokers furnishing such services which are in excess of commissions which another broker may charge for the same transaction.  Information so received will be in addition to and not in lieu of the services required to be performed by the Adviser under its Investment Advisory Agreement.  The expenses of the Adviser will not necessarily be reduced as a result of the receipt of such supplemental information.  In some cases, the Adviser may use such supplemental research in providing investment advice to its other advisory accounts.

During 200 ~~6~~ 7, ~~56.56~~ % of the Fund's total brokerage was allocated to brokers who furnish statistical data or research information.  Brokerage commissions paid during 200 ~~6~~ 7, 200 ~~5~~ 6 and 200 ~~4~~ 5 were $282,800, $237,226 and ~~,~~  $235,319  ~~and $141,776~~ , respectively.

The Russell 2000 Small Cap Index Portfolio Class F, the S&P MidCap 400 Index Portfolio Class F and the EAFE International Index Portfolio Class F, pay the Distributor a fee, not exceeding, on an annual basis, 0.20% of the average daily net assets attributable to its Class F shares ("12b-1 fee"), for (a) payments the Distributor makes to banks, financial planners, retirement plan service providers, broker/dealers and other institutions ("Participating Organizations") for distribution assistance and/or shareholder services provided to holders of Class F shares pursuant to an agreement between the Distributor and the Participating Organization (including, but not limited to, distributing sales literature; answering routine shareholder inquiries about the Company or Class F shares, account designation and address, and in enrolling into any of several retirement plans offered in connection with the purchase of Class F shares; assisting in the establishment and maintenance of customer accounts and records and in the purchase and redemption transactions; and providing such other information and services as the Company or the shareholder may reasonably request); or (b) reimbursement of expenses incurred by a Participating Organization pursuant to an agreement in connection with distribution assistance and/or shareholder service, including, but not limited to, the reimbursement of expenses relating to printing and distributing prospectuses to persons other than holders of Class F shares, printing and distributing advertising and sales literature and reports to shareholders used in connection with the sale of Class F shares, and personnel and communication equipment used in servicing shareholder accounts and prospective shareholder inquiries.  For purposes of the Plan, a Participating Organization may include the Distributor or any of its affiliates or subsidiaries.  It is anticipated that the Plan will benefit the Class F shareholders by, among other ways: making the Class F shares a more attractive investment alternative in a competitive marketplace, which may result in increased assets to the benefit of Funds and their investors by increasing investment opportunities and diversification and reducing per share operating expenses; increasing the number of distribution channels for Class F shares; and providing incentive to Participating Organizations to incur promotional expenses on behalf of the Funds, which may assist in asset growth.

Pursuant to Rule 12b-1 under the 1940 Act, the Plan that has been approved by the Board of Directors of the Fund, including a majority of Directors who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any related agreements.  The Board of Directors of the Fund shall review, at least quarterly, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

The 12b-1 Plan may be terminated at any time with respect to a Fund's Class F shares by vote of a majority of the Independent Directors, or by a vote of a majority of the outstanding Class F shares.  The Plan may be amended by vote of the Directors, including a majority of the Independent Directors.  Any amendment of the Plan that would materially increase the distribution expenses of a Fund's Class F shares requires approval by the Class F shareholders of that respective Fund.

DISTRIBUTOR

Ameritas Investment Corp. ("Distributor"), 5900 O Street, Lincoln, Nebraska 68510, serves as the Funds' distributor or principal underwriter for the Pinnacle series of Fund shares pursuant to a distribution Agreement with the Fund dated February 25, 2000. Distributor, which is a wholly-owned subsidiary of Ameritas Life Insurance Company, is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the ~~the NASD~~ Financial Industry Regulatory Authority (FINRA),.  The offering of Fund shares is continuous.  The Distribution Agreement provides that Distributor, as agent in connection with the distribution of Fund shares, will use appropriate efforts to solicit orders for the sale of Fund shares and undertake such advertising and promotion as it deems reasonable.

Pinnacle SAI-52

PROXY VOTING PROCEDURES

Attached as Appendix B is a copy of the Fund's Proxy voting procedures.  Information regarding how the Fund voted proxies relating to portfolio securities for the most recent 12-month period ended June 30 is available (1) without charge, upon request, by calling the Fund at 1-222-853-7565; or on or through the Funds’ website at www.summitfunds.com; and (2) on the Commission’s website at www.sec.gov.

GENERAL INFORMATION

Capital Stock

The Fund is a mutual fund.  Its Board of Directors is responsible for supervising its business affairs and investments, which are managed on a daily basis by the Adviser.  The Fund was incorporated under the laws of the State of Maryland on January 30, 1984.  The authorized capital stock of the Fund consists of 1,130,000,000 shares of common stock, par value ten cents ($0.10) per share.  The shares of the authorized capital stock include those that are ~~currently~~ divided into the following classes currently offered to investors:

Fund

~~Authorized Capital Stock~~

Summit Pinnacle Series

Zenith Portfolio	~~40,000,000 shares~~

Bond Portfolio

Lifestyle ETF Market Strategy Target Portfolio

Lifestyle ETF Market Strategy Aggressive Portfolio

Lifestyle ETF Market Strategy Conservative Portfolio

Natural Resources Portfolio

Inflation Protected Plus Portfolio

~~30,000,000 shares~~
~~Capital Portfolio*~~	~~30,000,000 shares~~
S&P 500 Index Portfolio	~~30,000,000 shares~~
~~Micro-Cap Portfolio*~~	~~20,000,000 shares~~

S&P MidCap 400 Index Portfolio Class I

S&P MidCap 400 Index Portfolio Class F

Russell 2000 Small Cap Index Portfolio Class I

Russell 2000 Small Cap Index Portfolio Class F

EAFE International Index Portfolio Class I

EAFE International Index Portfolio Class F

Nasdaq-100 Index Portfolio

Lehman Aggregate Bond Index Portfolio

~~20,000,000 shares~~
Balanced Index Portfolio	~~20,000,000 shares~~
~~Lehman Aggregate Bond Index Portfolio~~	~~20,000,000 shares~~
~~Russell 2000 Small Cap Index Portfolio~~ 	~~20,000,000 shares~~
~~Nasdaq-100 Index Portfolio~~ 	~~20,000,000 shares~~
~~EAFE International Index Portfolio~~	~~20,000,000 shares~~
~~Russell 2000 Small Cap Index Portfolio Class F~~	~~20,000,000 shares~~
~~Inflation Protected Plus Portfolio~~	~~20,000,000 shares~~
~~Lifestyle ETF Market Strategy Target Portfolio~~	~~20,000,000 shares~~
~~Lifestyle ETF Market Strategy Conservative Portfolio~~	~~20,000,000 shares~~
~~Lifestyle ETF Market Strategy Aggressive Portfolio~~	~~20,000,000 shares~~
~~Natural Resources Portfolio~~	~~20,000,000 shares~~
~~S&P MidCap 400 Index Portfolio Class F~~	~~20,000,000 shares~~
~~EAFE International Index Portfolio Class F~~	~~20,000,000 shares~~

Summit Apex Series

Everest Fund Class I

Everest Fund Class A

Large Cap Growth Fund Class I

Large Cap Growth Fund Class A

Nasdaq-100 Index Fund

Bond Fund Class I

Bond Fund Class A

Short-term Government Fund Class I

Short-term Government Fund Class A

High Yield Bond Fund Class I

High Yield Bond Fund Class A

Money Market Fund	~~200,000,000 shares~~
~~S&P 500 Index Fund*~~ 	~~20,000,000 shares~~
~~S&P MidCap 400 Index Fund*~~ 	~~20,000,000 shares~~
~~Russell 2000 Small Cap Index Fund*~~ 	~~20,000,000 shares~~
~~Balanced Index Fund*~~ 	~~20,000,000 shares~~
~~Nasdaq-100 Index Fund~~ 	~~20,000,000 shares~~
~~Lehman Aggregate Bond Index Fund*~~ 	~~20,000,000 shares~~
~~Micro-Cap Fund*~~	~~20,000,000 shares~~
~~Bond Fund~~ 	~~20,000,000 shares~~
~~Everest Fund~~ 	~~20,000,000 shares~~
~~Total Stakeholder Impact Fund*~~ 	~~20,000,000 shares~~
~~Short-term Government Fund~~ 	~~20,000,000 shares~~
~~High Yield Bond Fund~~	~~20,000,000 shares~~
~~Emerging Markets Bond Fund*~~	~~20,000,000 shares~~
~~EAFE International Index Fund*~~	~~20,000,000 shares~~
~~Nasdaq-100 Index Fund Class F~~	~~20,000,000 shares~~
~~Total Stakeholder Impact Fund Class F*~~	~~20,000,000 shares~~
~~Everest Fund Class F~~	~~20,000,000 shares~~
~~Nasdaq-100 Index Fund Class A~~	~~20,000,000 shares~~
~~Total Stakeholder Impact Fund Class A*~~	~~20,000,000 shares~~
~~Everest Fund Class A~~	~~20,000,000 shares~~
~~Large Cap Growth Fund Class A~~	~~20,000,000 shares~~

~~* Closed to new investors.~~

The Board of Directors may change the designation of any Portfolio and may increase or decrease the number of authorized shares of any Portfolio, but may not decrease the number of authorized shares of any Portfolio below the number of shares then outstanding.

Each issued and outstanding share is entitled to participate equally in dividends and distributions declared by the respective Portfolio and, upon liquidation or dissolution, in net assets of such Portfolio remaining after satisfaction of outstanding liabilities.

Voting Rights

In accordance with an amendment to the Maryland General Corporation Law, the Board of Directors of the Fund has adopted an amendment to its Bylaws providing that unless otherwise required by 1940 Act, the Portfolio shall not be required to hold an annual shareholder meeting unless the Board of Directors determines to hold an annual meeting.  The Fund intends to hold shareholder meetings only when required by law and such other times as may be deemed appropriate by its Board of Directors.

All shares of common stock have equal voting rights (regardless of the net asset value per share) except that on matters affecting only one Portfolio, only shares of that Portfolio are entitled to vote.  The shares do not have cumulative voting rights.  Accordingly, the holders of more than 50% of the shares of the Fund voting for the election of directors can elect all of the directors of the Fund if they choose to do so and in such event the holders of the remaining shares would not be able to elect any directors.

Pinnacle SAI-54

Matters in which the interests of all Portfolios are substantially identical (such as the election of directors or the approval of independent public accountants) will be voted on by all shareholders without regard to the separate Portfolios.  Matters that affect all Portfolios but where the interests of the Portfolios are not substantially identical (such as approval of the Investment Advisory Agreement) would be voted on separately by each Portfolio.  Matters affecting only one Portfolio, such as a change in its fundamental policies, are voted on by only that Portfolio.

Matters requiring separate shareholder voting by Portfolio shall have been effectively acted upon with respect to any Portfolio if the shareholders of that Portfolio vote for approval of the matter, notwithstanding that: (1) the matter has not been approved by the shareholders of any other Portfolio; or (2) the matter has not been approved by the shareholders of the Fund.

At a shareholders' meeting on November 9, 2001, the shareholders approved an amendment to the Funds' articles of incorporation whereby the Board of Directors is permitted, without further shareholder approval, to effect, from time to time, a stock split or reverse stock split for any or all of the Portfolios that could affect relative voting power of shares in matters requiring a company-wide vote.  On November 9, 2001, the Board of Directors authorized a 1-for-5 reverse stock split for all of the series of the Fund except the Money Market Fund.  The effective date of the reverse stock split was February 19, 2002.

It is anticipated that Union Central will have voting control of the Fund.  With voting control, Union Central could make fundamental and substantial changes (such as electing a new Board of Directors, changing the investment adviser or advisory fee, changing a Portfolio's fundamental investment objectives and policies, etc.) regardless of the views of Contract Owners.  However, under current interpretations of applicable law, Contract Owners are entitled to give voting instructions with respect to Fund shares held in registered separate accounts and therefore all such Contract Owners would receive advance notice and have the right to give voting instructions before any such changes could be made.

Additional Information

This Statement of Additional Information and the Prospectus do not contain all the information set forth in the registration statement and exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933 and the Investment Company Act of 1940, to which reference is hereby made.

FINANCIAL STATEMENTS

This Statement of Additional Information incorporates by reference the Summit Pinnacle Series financial statements dated December 31, 200 ~~6~~ 7, including notes thereto and reports of the independent registered public accounting firm thereon, from the Summit Mutual Funds annual report dated December 31, 200 ~~6~~ 7. ~~and the unaudited financial statements dated June 30, 2007, including notes thereto, from the Summit Mutual Funds semiannual report dated June 30, 2007.~~  The financial statements of the Fund for the fiscal year ended December 31, 200 ~~6~~ 7 have been audited by Deloitte & Touche LLP, 111 South Wacker Drive, Chicago, Illinois 60606-4301, which provides auditing services to the Fund.

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APPENDIX B:  PROXY VOTING PROCEDURES

SUMMIT MUTUAL FUNDS, INC.

ISS Governance Services

Concise Summary of 2008 U.S. Proxy Voting Guidelines

Effective for Meetings on or after Feb. 1, 2008

Updated Dec. 21, 2007

The Funds’ custodian bank or ISS has been engaged to vote proxies under normal circumstances.

Passively Managed Funds and Accounts

In most circumstances, proxies will be voted FOR management's recommended position on each proposal. If voted otherwise, the circumstance will be explained and documented; and the decision process will follow the same general guidelines as those applicable to Actively Managed Funds.

Actively Managed Funds and Accounts

1. Auditors

Auditor Ratification

Vote FOR proposals to ratify auditors, unless any of the following apply:

•

An auditor has a financial interest in or association with the company, and is therefore not independent;

•

There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;

•

Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

•

Fees for non-audit services (“other” fees) are excessive.

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:

•

The tenure of the audit firm;

•

The length of rotation specified in the proposal;

•

Any significant audit-related issues at the company;

•

The number of audit committee meetings held each year;

•

The number of financial experts serving on the committee; and

•

Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

2. Board of Directors

Voting on Director Nominees in Uncontested Elections

Vote AGAINST or WITHHOLD from individual directors who:

•

Attend less than 75 percent of the board and committee meetings without a valid excuse;

•

Sit on more than six public company boards;

•

Are CEOs of public companies who sit on the boards of more than two public companies besides their own--withhold only at their outside boards.

Vote AGAINST or WITHHOLD from all nominees of the board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:

•

The company’s proxy indicates that not all directors attended 75 percent of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, vote against/withhold from all incumbent directors;

•

The company’s poison pill has a dead-hand or modified dead-hand feature. Vote against/withhold every year until this feature is removed;

•

The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

•

The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

•

The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

•

The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•

At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;

•

The company is a Russell 3000 company that underperformed its industry group (GICS group) under ISS’ “Performance Test for Directors” policy;

•

The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election--any or all appropriate nominees (except new) may be held accountable.

Vote AGAINST or WITHHOLD from inside directors and affiliated outside directors when:

•

The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

•

The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

•

The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;

•

The full board is less than majority independent.

Vote AGAINST or WITHHOLD from the members of the audit committee if:

•

The non-audit fees paid to the auditor are excessive (see discussion under “Auditor Ratification”);

•

Poor accounting practices are identified which rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

•

There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote AGAINST or WITHHOLD from the members of the compensation committee if:

•

There is a negative correlation between the chief executive’s pay and company performance;

•

The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;

•

The company fails to submit one-time transfers of stock options to a shareholder vote;

•

The company fails to fulfill the terms of a burn-rate commitment made to shareholders;

•

The company has backdated options (see “Options Backdating” policy);

•

The company has poor compensation practices (see “Poor Pay Practices” policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

Vote AGAINST or WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

Classification/Declassification of the Board

Vote AGAINST proposals to classify the board. Vote FOR proposals to repeal classified boards and to elect all directors annually.

Cumulative Voting

Generally vote AGAINST proposals to eliminate cumulative voting. Generally vote FOR proposals to restore or provide for cumulative voting unless:

•

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The company has proxy access or a similar structure to allow shareholders to nominate directors to the company’s ballot; and

•

The company has adopted a majority vote standard, with a carve-out for plurality voting in situations where there are more nominees than seats, and a director resignation policy to address failed elections.

Vote FOR proposals for cumulative voting at controlled companies (insider voting power > 50 percent).

Independent Chair (Separate Chair/CEO)

Generally vote FOR shareholder proposals requiring that the chairman’s position be filled by an independent director, unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all the following:

•

Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) The duties should include, but are not limited to, the following:

o

presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

o

serves as liaison between the chairman and the independent directors;

o

approves information sent to the board;

o

approves meeting agendas for the board;

o

approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

o

has the authority to call meetings of the independent directors;

o

if requested by major shareholders, ensures that he is available for consultation and direct communication;

•

The company publicly discloses a comparison of the duties of its independent lead director and its chairman;

•

The company publicly discloses a sufficient explanation of why it chooses not to give the position of chairman to the independent lead director, and instead combine the chairman and CEO positions;

•

Two-thirds independent board;

•

All independent key committees;

•

Established governance guidelines;

•

The company should not have underperformed both its peers and index on the basis of both one-year and three-year total shareholder returns*, unless there has been a change in the Chairman/CEO position within that time; and

•

The company does not have any problematic governance issues.

Vote FOR the proposal if the company does not provide disclosure with respect to any or all of the bullet points above. If disclosure is provided, evaluate on a CASE-BY-CASE basis.

* The industry peer group used for this evaluation is the average of the 12 companies in the same six-digit GICS group that are closest in revenue to the company. To fail, the company must underperform its index and industry group on all four measures (one- and three-year on industry peers and index).

Majority Vote Shareholder Proposals

Generally vote FOR precatory and binding resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carveout for a plurality vote standard when there are more nominees than board seats. Companies are strongly encouraged to also adopt a post-election policy (also known as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.

Open Access

Vote shareholder proposals asking for open or proxy access on a CASE-BY-CASE basis, taking into account:

•

The ownership threshold proposed in the resolution;

•

The proponent’s rationale for the proposal at the targeted company in terms of board and director conduct.

3. Proxy Contests

Voting for Director Nominees in Contested Elections

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

•

Long-term financial performance of the target company relative to its industry;

•

Management’s track record;

•

Background to the proxy contest;

•

Qualifications of director nominees (both slates);

•

Strategic plan of dissident slate and quality of critique against management;

•

Likelihood that the proposed goals and objectives can be achieved (both slates);

•

Stock ownership positions.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

•

The election of fewer than 50 percent of the directors to be elected is contested in the election;

•

One or more of the dissident’s candidates is elected;

•

Shareholders are not permitted to cumulate their votes for directors; and

•

The election occurred, and the expenses were incurred, after the adoption of this bylaw.

4. Takeover Defenses

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

•

Shareholders have approved the adoption of the plan; or

•

The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay that would result from seeking stockholder approval (i.e., the “fiduciary out” provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within 12 months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

•

No lower than a 20 percent trigger, flip-in or flip-over;

•

A term of no more than three years;

•

No dead-hand, slow-hand, no-hand, or similar feature that limits the ability of a future board to redeem the pill;

•

Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting, or seek a written consent to vote on rescinding the pill.

Shareholder Ability to Call Special Meetings

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings. Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

Supermajority Vote Requirements

Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.

5. Mergers and Corporate Restructurings

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For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

•

Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

•

Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

•

Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•

Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

•

Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The aggregate CIC figure may be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•

Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

6. State of Incorporation

Reincorporation Proposals

Vote CASE-BY-CASE on proposals to change a company's state of incorporation, taking into consideration both financial and corporate governance concerns, including:

•

The reasons for reincorporating;

•

A comparison of the governance provisions;

•

Comparative economic benefits; and

•

A comparison of the jurisdictional laws.

7. Capital Structure

Common Stock Authorization

Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance using a model developed by ISS. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

In addition, for capital requests less than or equal to 300 percent of the current authorized shares that marginally fail the calculated allowable cap (i.e., exceed the allowable cap by no more than 5 percent), on a CASE-BY-CASE basis, vote FOR the increase based on the company's performance and whether the company’s ongoing use of shares has shown prudence. Factors should include, at a minimum, the following:

•

Rationale;

•

Good performance with respect to peers and index on a five-year total shareholder return basis;

•

Absence of non-shareholder approved poison pill;

•

Reasonable equity compensation burn rate;

•

No non-shareholder approved pay plans; and

•

Absence of egregious equity compensation practices.

Dual-Class Stock

Vote AGAINST proposals to create a new class of common stock with superior voting rights. Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to create a new class of nonvoting or sub-voting common stock if:

•

It is intended for financing purposes with minimal or no dilution to current shareholders;

•

It is not designed to preserve the voting power of an insider or significant shareholder.

Issue Stock for Use with Rights Plan

Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).

Preferred Stock

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock), and AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose. Vote FOR proposals to create "declawed" blank check preferred stock (stock that cannot be used as a takeover defense), and FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable. Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

8. Executive and Director Compensation

Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

•

The total cost of the company’s equity plans is unreasonable;

•

The plan expressly permits the repricing of stock options without prior shareholder approval;

•

There is a disconnect between CEO pay and the company’s performance;

•

The company’s three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group; or

•

The plan is a vehicle for poor pay practices.

Poor Pay Practices

Vote AGAINST or WITHHOLD from compensation committee members, the CEO, and potentially the entire board, if the company has poor compensation practices. Vote AGAINST equity plans if the plan is a vehicle for poor compensation practices. The following practices, while not exhaustive, are examples of poor compensation practices:

•

Egregious employment contracts (e.g., multi-year guarantees for salary increases, bonuses, and equity compensation);

•

Excessive perks (overly generous cost and/or reimbursement of taxes for personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowances, and/or other excessive arrangements relative to base salary);

•

Abnormally large bonus payouts without justifiable performance linkage or proper disclosure (e.g., performance metrics that are changed, canceled, or replaced during the performance period without adequate explanation of the action and the link to performance);

•

Egregious pension/SERP (supplemental executive retirement plan) payouts (inclusion of additional years of service not worked that result in significant payouts, or inclusion of performance-based equity awards in the pension calculation;

•

New CEO with overly generous new hire package (e.g., excessive “make whole” provisions);

•

Excessive severance and/or change-in-control provisions: Inclusion of excessive change-in-control or severance payments, especially those with a multiple in excess of 3X cash pay;

•

Severance paid for a “performance termination,” (i.e., due to the executive’s failure to perform job functions at the appropriate level);

•

Change-in-control payouts without loss of job or substantial diminution of job duties (single-triggered);

•

Perquisites for former executives such as car allowances, personal use of corporate aircraft, or other inappropriate arrangements;

•

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Poor disclosure practices, (unclear explanation of how the CEO is involved in the pay setting process, retrospective performance targets and methodology not discussed, or methodology for benchmarking practices and/or peer group not disclosed and explained);

•

Internal pay disparity (e.g., excessive differential between CEO total pay and that of next highest-paid named executive officer);

•

Other excessive compensation payouts or poor pay practices at the company.

Director Compensation

Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company’s allowable cap.

On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans will exceed the allowable cap. Vote for the plan if ALL of the following qualitative factors in the board’s compensation are met and disclosed in the proxy statement:

•

Director stock ownership guidelines with a minimum of three times the annual cash retainer.

•

Vesting schedule or mandatory holding/deferral period:

o

A minimum vesting of three years for stock options or restricted stock; or

o

Deferred stock payable at the end of a three-year deferral period.

•

Mix between cash and equity:

o

A balanced mix of cash and equity, for example 40 percent cash/60 percent equity or 50 percent cash/50 percent equity; or

o

If the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.

•

No retirement/benefits and perquisites provided to non-employee directors; and

•

Detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table. The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.

Employee Stock Purchase Plans--Qualified Plans

Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:

•

Purchase price is at least 85 percent of fair market value;

•

Offering period is 27 months or less; and

•

The number of shares allocated to the plan is 10 percent or less of the outstanding shares.

Vote AGAINST qualified employee stock purchase plans where any of the following apply:

•

Purchase price is less than 85 percent of fair market value; or

•

Offering period is greater than 27 months; or

•

The number of shares allocated to the plan is more than 10 percent of the outstanding shares.

Employee Stock Purchase Plans--Non-Qualified Plans

Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:

•

Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);

•

Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;

•

Company matching contribution up to 25 percent of employee’s contribution, which is effectively a discount of 20 percent from market value;

•

No discount on the stock price on the date of purchase since there is a company matching contribution.

Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee’s contribution, evaluate the cost of the plan against its allowable cap.

Options Backdating

In cases where a company has practiced options backdating, vote AGAINST or WITHHOLD on a CASE-BY-CASE basis from the members of the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. Vote AGAINST or WITHHOLD from the compensation committee members who oversaw the questionable options practices or from current compensation committee members who fail to respond to the issue proactively, depending on several factors, including, but not limited to:

•

Reason and motive for the options backdating issue (inadvertent vs. deliberate grant date changes);

•

Length of time of options backdating;

•

Size of restatement due to options backdating;

•

Corrective actions taken by the board or compensation committee, such as canceling or repricing backdated options, or recoupment of option gains on backdated grants;

•

Adoption of a grant policy that prohibits backdating, and creation of a fixed grant schedule or window period for equity grants going forward.

Option Exchange Programs/Repricing Options

Vote CASE-by-CASE on management proposals seeking approval to exchange/reprice options, considering:

•

Historic trading patterns--the stock price should not be so volatile that the options are likely to be back “in-the-money” over the near term;

•

Rationale for the re-pricing--was the stock price decline beyond management's control?

•

Is this a value-for-value exchange?

•

Are surrendered stock options added back to the plan reserve?

•

Option vesting--does the new option vest immediately or is there a black-out period?

•

Term of the option--the term should remain the same as that of the replaced option;

•

Exercise price--should be set at fair market or a premium to market;

•

Participants--executive officers and directors should be excluded.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company’s three-year average burn rate. In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company’s stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Stock Plans in Lieu of Cash

Vote CASE-by-CASE on plans that provide participants with the option of taking all or a portion of their cash compensation in the form of stock, and on plans that do not provide a dollar-for-dollar cash for stock exchange. In cases where the exchange is not dollar-for-dollar, the request for new or additional shares for such equity program will be considered using the binomial option pricing model. In an effort to capture the total cost of total compensation, ISS will not make any adjustments to carve out the in-lieu-of cash compensation. Vote FOR non-employee director-only equity plans that provide a dollar-for-dollar cash-for-stock exchange.

Transfer Programs of Stock Options

Vote AGAINST or WITHHOLD from compensation committee members if they fail to submit one-time transfers to shareholders for approval.

Vote CASE-BY-CASE on one-time transfers. Vote FOR if:

•

Executive officers and non-employee directors are excluded from participating;

•

Stock options are purchased by third-party financial institutions at a discount to their fair value using option pricing models such as Black-Scholes or a Binomial Option Valuation or other appropriate financial models;

•

There is a two-year minimum holding period for sale proceeds (cash or stock) for all participants.

Additionally, management should provide a clear explanation of why options are being transferred and whether the events leading up to the decline in stock price were beyond management's control. A review of the company's historic stock price volatility should indicate if the options are likely to be back “in-the-money” over the near term.

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Vote AGAINST equity plan proposals if the details of ongoing Transfer of Stock Options programs are not provided to shareholders. Since TSOs will be one of the award types under a stock plan, the ongoing TSO program, structure and mechanics must be disclosed to shareholders. The specific criteria to be considered in evaluating these proposals include, but not limited, to the following:

•

Eligibility;

•

Vesting;

•

Bid-price;

•

Term of options;

•

Transfer value to third-party financial institution, employees and the company.

Amendments to existing plans that allow for introduction of transferability of stock options should make clear that only options granted post-amendment shall be transferable.

Shareholder Proposals on Compensation

Advisory Vote on Executive Compensation (Say-on-Pay)

Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the named executive officers and the accompanying narrative disclosure of material actors provided to understand the Summary Compensation Table.

Compensation Consultants--Disclosure of Board or Company’s Utilization

Generally vote FOR shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

Disclosure/Setting Levels or Types of Compensation for Executives and Directors

Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders' needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company. Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation. Vote AGAINST shareholder proposals requiring director fees be paid in stock only. Vote CASE-BY-CASE on all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long-term corporate outlook.

Pay for Superior Performance

Generally vote FOR shareholder proposals based on a case-by-case analysis that requests the board establish a pay-for-superior performance standard in the company's compensation plan for senior executives. The proposal should have the following principles:

•

Sets compensation targets for the plan’s annual and long-term incentive pay components at or below the peer group median;

•

Delivers a majority of the plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;

•

Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the plan;

•

Establishes performance targets for each plan financial metric relative to the performance of the company’s peer companies;

•

Limits payment under the annual and performance-vested long-term incentive components of the plan to when the company’s performance on its selected financial performance metrics exceeds peer group median performance.

Consider the following factors in evaluating this proposal:

•

What aspects of the company’s annual and long-term equity incentive programs are performance-driven?

•

If the annual and long-term equity incentive programs are performance driven, are the performance criteria and hurdle rates disclosed to shareholders or are they benchmarked against a disclosed peer group?

•

Can shareholders assess the correlation between pay and performance based on the current disclosure?

•

What type of industry and stage of business cycle does the company belong to?

Performance-Based Awards

Vote CASE-BY-CASE on shareholder proposal requesting that a significant amount of future long-term incentive compensation awarded to senior executives shall be performance-based and requesting that the board adopt and disclose challenging performance metrics to shareholders, based on the following analytical steps:

•

First, vote FOR shareholder proposals advocating the use of performance-based equity awards, such as performance contingent options or restricted stock, indexed options or premium-priced options, unless the proposal is overly restrictive or if the company has demonstrated that it is using a “substantial” portion of performance-based awards for its top executives. Standard stock options and performance-accelerated awards do not meet the criteria to be considered as performance-based awards. Further, premium-priced options should have a premium of at least 25 percent and higher to be considered performance-based awards.

•

Second, assess the rigor of the company’s performance-based equity program. If the bar set for the performance-based program is too low based on the company’s historical or peer group comparison, generally vote FOR the proposal. Furthermore, if target performance results in an above target payout, vote FOR the shareholder proposal due to program’s poor design. If the company does not disclose the performance metric of the performance-based equity program, vote FOR the shareholder proposal regardless of the outcome of the first step to the test.

In general, vote FOR the shareholder proposal if the company does not meet both of these two requirements.

Pre-Arranged Trading Plans (10b5-1 Plans)

Generally vote FOR shareholder proposals calling for certain principles regarding the use of prearranged trading plans (10b5-1 plans) for executives. These principles include:

•

Adoption, amendment, or termination of a 10b5-1 plan must be disclosed within two business days in a Form 8-K;

•

Amendment or early termination of a 10b5-1 plan is allowed only under extraordinary circumstances, as determined by the board;

•

Ninety days must elapse between adoption or amendment of a 10b5-1 plan and initial trading under the plan;

•

Reports on Form 4 must identify transactions made pursuant to a 10b5-1 plan;

•

An executive may not trade in company stock outside the 10b5-1 Plan.

•

Trades under a 10b5-1 plan must be handled by a broker who does not handle other securities transactions for the executive.

Recoup Bonuses

Vote on a CASE-BY-CASE on proposals to recoup unearned incentive bonuses or other incentive payments made to senior executives if it is later determined that fraud, misconduct, or negligence significantly contributed to a restatement of financial results that led to the awarding of unearned incentive compensation, taking into consideration:

•

If the company has adopted a formal recoupment bonus policy; or

•

If the company has chronic restatement history or material financial problems.

Severance Agreements for Executives/Golden Parachutes

Vote FOR shareholder proposals requiring that golden parachutes or executive severance agreements be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts. Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:

•

The triggering mechanism should be beyond the control of management;

•

The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation during the five years prior to the change of control);

•

Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.

Supplemental Executive Retirement Plans (SERPs)

Generally vote FOR shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company’s executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans. Generally vote FOR shareholder proposals requesting to limit the executive benefits provided under the company’s supplemental executive retirement plan (SERP) by limiting covered compensation to a senior executive’s annual salary and excluding of all incentive or bonus pay from the plan’s definition of covered compensation used to establish such benefits.

9. Corporate Social Responsibility (CSR) Issues

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Consumer Lending

Vote CASE-BY CASE on requests for reports on the company’s lending guidelines and procedures, including the establishment of a board committee for oversight, taking into account:

•

Whether the company has adequately disclosed mechanisms to prevent abusive lending practices;

•

Whether the company has adequately disclosed the financial risks of the lending products in question;

•

Whether the company has been subject to violations of lending laws or serious lending controversies;

•

Peer companies’ policies to prevent abusive lending practices.

Pharmaceutical Pricing

Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

Vote CASE-BY-CASE on proposals requesting that the company evaluate their product pricing considering:

•

The existing level of disclosure on pricing policies;

•

Deviation from established industry pricing norms;

•

The company’s existing initiatives to provide its products to needy consumers;

•

Whether the proposal focuses on specific products or geographic regions.

Product Safety and Toxic Materials

Generally vote FOR proposals requesting the company to report on its policies, initiatives/procedures, and oversight mechanisms related to toxic materials and/or product safety in its supply chain, unless:

•

The company already discloses similar information through existing reports or policies such as a supplier code of conduct and/or a sustainability report;

•

The company has formally committed to the implementation of a toxic materials and/or product safety and supply chain reporting and monitoring program based on industry norms or similar standards within a specified time frame; and

•

The company has not been recently involved in relevant significant controversies or violations.

Vote CASE-BY-CASE on resolutions requesting that companies develop a feasibility assessment to phaseout of certain toxic chemicals and/or evaluate and disclose the financial and legal risks associated with utilizing certain chemicals, considering:

•

Current regulations in the markets in which the company operates;

•

Recent significant controversy, litigation, or fines stemming from toxic chemicals or ingredients at the company; and

•

The current level of disclosure on this topic.

Climate Change

In general, vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company’s operations unless:

•

The company already provides current, publicly available information on the perceived impact that climate change may have on the company as well as associated policies and procedures to address such risks and/or opportunities;

•

The company’s level of disclosure is comparable to or better than information provided by industry peers; and

•

There are no significant fines, penalties, or litigation associated with the company’s environmental performance.

Greenhouse Gas Emissions

Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products unless this information is already publicly disclosed or such factors are not integral to the company’s line of business. Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines, or litigation resulting from greenhouse gas emissions.

Political Contributions and Trade Associations Spending

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

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The company is in compliance with laws governing corporate political activities; and

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The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and not coercive.

Vote AGAINST proposals to publish in newspapers and public media the company's political contributions as such publications could present significant cost to the company without providing commensurate value to shareholders. Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions and trade association spending, considering:

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Recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and

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The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring contributions can put the company at a competitive disadvantage. Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

Sustainability Reporting

Generally vote FOR proposals requesting the company to report on policies and initiatives related to social, economic, and environmental sustainability, unless:

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The company already discloses similar information through existing reports or policies such as an environment, health, and safety (EHS) report; a comprehensive code of corporate conduct;  and/or a diversity report; or

The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.

Pinnacle SAI-68